OPTON HANDLER GOTTLIEB FEILER AND KATZ, LLP
                                Attorneys At Law
                              52 Vanderbilt Avenue
                         New York, New York 10017-3808




                                                                January 31, 1997



Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549


Attention:


RE:  DHB Capital Group, Inc.


Dear Sir/Madam:

Pursuant to the Commission's Rules and Regulations Post-Effective Amendment No. 3 and Exhibits thereto to the above referenced Registration Statement on Form SB-2 is being electronically filed on the date therof.

We wish to call your attention to the following:

         1. This Post-Effective Aamendment is being filed in connection with the issuance of shares of Common Stock in connection with one or more business acquisitions.

         2. The contents of this Post-Effective Amendment and the Prospectus included therein is in all respects identical to that contained in Registration Statement No. 33-96846 which became effective on November 1, 1996, with the following exceptions:

            a) The  Financial  Statements  indicated  therein  have been updated through September 30, 1996 and

            b) There are presently no selling stockholders in this filing.

We would appreciate your early review of this amendment.

                                  Respectfully submitted,


                                  s/sOpton Handler Gottlieb Feiler and Katz, LLP
                                     -------------------------------------------
                                     Opton Handler Gottlieb Feiler and Katz, LLP

As filed with the Commission on January ___,1997       Registration No. 33-59764
================================================================================
                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 3


                             DHB CAPITAL GROUP INC.
                 (Name of small business issuer in its charter)



            Delaware                                     3842
(State or jurisdiction of incor-             (Primary Standard Industrial
   poration or organization)                  Classification Code Number)


                                   11-3129361
                      (I.R.S. Employer Identification No.)


                              11 Old Westbury Road
                          Old Westbury, New York 11568
                                 (516) 997-1155
                   (Address and telephone number of principal
          executive offices, and address of principal place of business or intended principal place of business)


David H. Brooks, Chief Executive Officer       With copies to
DHB Capital Group Inc.                         Peter Landau
11 Old Westbury Road                           Opton Nandler Gottlieb & Katz LLP
Old Westbury, New York 11568                   52 Vanderbilt Avenue
(516) 997-1155                                 New York, New York 10017
(Name, address and telephone number of agent   (212) 599-1744
for service)

Approximate date of proposed sale to the public: As soon after the effective date of the Amendment of the Registration Statement as is practicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]


The Registrant hereby amends this amendment of its registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement should become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                      Cross-Reference Sheet

                                                       DHB Capital Group Inc.



                                                 Registration Statement on Form SB-2
                                                      Registration No. 33-59764
                                                   Post-Effective Amendment No. 3

====================================================================================================================================
Item and Caption of Form SB-2                                                      Caption in Prospectus
------------------------------------------------------------------------------------------------------------------------------------
1.     Front of Registration Statement and Outside Front Cover of Prospectus       Front of Registration Statement;  Outside
                                                                                   Front Cover Page
------------------------------------------------------------------------------------------------------------------------------------
2.          Inside Front and Outside Back Cover Pages of Prospectus                Inside Front and Outside Back Cover
------------------------------------------------------------------------------------------------------------------------------------
3.          Summary Information and Risk Factors                                   Summary; Risk Factors
------------------------------------------------------------------------------------------------------------------------------------
4.          Use of Proceeds                                                        Use of Proceeds
------------------------------------------------------------------------------------------------------------------------------------
5.          Determination of Offering Price                                        Cover Page; Selling Shareholders; Plan of
                                                                                   Distribution
------------------------------------------------------------------------------------------------------------------------------------
6.          Dilution                                                               Not Applicable
------------------------------------------------------------------------------------------------------------------------------------
7.          Selling Security Holders                                               Plan of Distribution
------------------------------------------------------------------------------------------------------------------------------------
8.          Plan of Distribution                                                   Cover Page; Selling Shareholders; Plan of
                                                                                   Distribution
------------------------------------------------------------------------------------------------------------------------------------
9.          Legal Proceedings                                                      Business - Pending Litigation
------------------------------------------------------------------------------------------------------------------------------------
10.         Directors, Executive Officers, Promoters and Control Persons           Management
------------------------------------------------------------------------------------------------------------------------------------
11.         Security Ownership of Certain Beneficial Owners and Management         Management
------------------------------------------------------------------------------------------------------------------------------------
12.         Description of Securities                                              Description of Securities
------------------------------------------------------------------------------------------------------------------------------------
13.         Interest of Named Experts and Counsel                                  Experts; Legal Matters
------------------------------------------------------------------------------------------------------------------------------------
14.         Disclosure of Commission Position on Indemnification for               Management - Personal Liability and
            Securities Act Liabilities                                             Indemnification of Directors
------------------------------------------------------------------------------------------------------------------------------------
15.         Organization Within Last Five Years                                    Business
------------------------------------------------------------------------------------------------------------------------------------
16.         Description of Business                                                Business
------------------------------------------------------------------------------------------------------------------------------------
17.         Management's Discussion and Analysis or Plan of Operation              Management's Discussion and Analysis of
                                                                                   Financial Condition and Results of
                                                                                   Operations
------------------------------------------------------------------------------------------------------------------------------------
(Continued)

                                                       Cross-Reference Sheet

                                                       DHB Capital Group Inc.


                                                 Registration Statement on Form SB-2
                                                      Registration No. 33-59764
                                                    Post-Effective Amendment No. 3

===================================================================================================================================
Item and Caption of Form SB-2                                                      Caption in Prospectus
------------------------------------------------------------------------------------------------------------------------------------
18.         Description of Property                                                Business - Properties
------------------------------------------------------------------------------------------------------------------------------------
19.         Certain Relationships and Related Transactions                         Certain Transactions; Selling Shareholders
------------------------------------------------------------------------------------------------------------------------------------
20.         Market for Common Equity and Related Stockholder Matters               Certain Market Information and Dividends
------------------------------------------------------------------------------------------------------------------------------------
21.         Executive Compensation                                                 Management
------------------------------------------------------------------------------------------------------------------------------------
22.         Financial Statements                                                   Index to Financial Statements
------------------------------------------------------------------------------------------------------------------------------------
23.         Changes in and Disagreements with Accountants on Accounting and        Not Applicable
            Financial Disclosure
====================================================================================================================================

                                    Subject to Completion dated January____,1997

                             DHB CAPITAL GROUP INC.
               2,770,000 Shares of Common Stock, $0.001 par value

       This prospectus (the "Prospectus") relates to 2,770,000 shares (the "Shares") of the common stock, $0.001 par value of DHB Capital Group Inc., a Delaware corporation (the "Company"). These shares represent the remaining portion of 3,475,000 shares originally reserved for issuance in connection with future business acquisitions and which the Company may hereafter issue in connectionwith one or more future business acquisitions and which may then be resold by the recipient thereof. There are no understandings or agreements, as present, with respect to any particular acquisition. The Company will not receive any of the proceeds from any sale of the Common Stock by the recipeints thereof. As of December 30, 1996, 705,000 shares were issued in connection with three acquisitions. See "Prospectus Summary - the Company".

       The Common Stock is traded (i) in the over-the-counter market, and quotations are available through the OTC Bulletin Board under the symbol "DHBT," and (ii) on the Boston Stock Exchange under the symbol "DHB." On January 27 1996, the closing bid quotation on the OTC Bulletin Board was $3.00. See "Certain Market Information and Dividends."


       THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.   SEE "RISK FACTORS," WHICH
BEGINS ON PAGE 7.

       THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is November 1, 1996.

                       DECLARATION OF 50% STOCK DIVIDEND

       On July 1, 1996, the Board of Directors of the Company declared a 50% Stock Dividend (the "Stock Dividend") payable on July 16, 1996, to shareholders of record as of July 15,1996. As a result thereof, the number of outstanding shares of the Common Stock has been increased from 15,303,019 to 22,954,529. Except where specifically noted, all information in this Prospectus about shares outstanding, per share financial information, share prices, option prices, warrant prices, and the like have been restated to give effect to the Stock Dividend as if it occurred prior to the date or period for which such information is reported or disclosed herein. The Summary Financial Information and the financial statements have been restated to give effect to the Stock Dividend. See Business-Recent Developments-Stock Dividend.

              SPECIAL NOTICE REGARDING REINCORPORATION IN DELAWARE

       The Company was originally incorporated as a New York corporation in 1992. Effective April 17, 1995 (the "Reincorporation Date), pursuant to the authorization of the security holders of the Company, the Company was reincorporated (the "Reincorporation") in Delaware. Any reference in this Prospectus to the Company as of or for any period ending prior to the Reincorporation Date includes the New York corporation. Under the terms of the Reincorporation, the Delaware corporation is the successor in interest to all the rights, interests, assets and liabilities of the New York corporation. Holders of certificates which, prior to the Reincorporation Date, evidenced securities of the New York corporation, automatically become holders of a like number of securities of the Delaware corporation and are entitled (subject to compliance with customary procedures) to exchange their certificates for certificates evidencing the Delaware corporation.

                               OTHER PROSPECTUSES



       The Company registered an aggregate of 9,751,115 shares of Common Stock, including the Conversion Shares and the Warrant Shares, for sale under Registration No. 33-59764, which became effective May 14, 1993, and in connection therewith, caused to be distributed a Prospectus dated the effective date which was amended by a supplement dated September 17, 1993.

       The Company registered an aggregate of 2,213,556 shares of Common Stock, including the Remaining Private Placement Shares, for sale under Registration Statement No. 33-70678, which became effective on December 29, 1993, and, in connection therewith, caused to be distributed a Prospectus dated the effective date.

       The Company filed post-effective amendments with respect to both of the aforesaid registration statements, as permitted under Rule 429 promulgated by the Securities and Exchange Commission (the "SEC"), and the most recent post-effective amendment thereof was declared effective on August 14, 1995. As of such date, an aggregate of 7,439,610 shares remained to be issued or sold pursuant to such other Registration Statements, and as of the date hereof, 7,169,610 shares remain to be issued or sold thereunder.

       The Company registered an aggregate of 3,901,515 shares of Common Stock, including the Remaining Private Placement Shares, for sale under Registration Statement No. 33-96846, which became effective on November 1, 1996, and, in connection therewith, caused to be distributed a Prospectus dated the effective date.

       The Company has also filed a Registration Statement on Form S-8, pursuant to which selected persons may offer for sale shares of Common Stock which they acquire under the Company's 1995 Stock Option Plan. As of the date hereof, the Company has not awarded any such options. See "Risk Factors," and "Management - Executive Compensation."

       The shares covered by this Prospectus are the unissued portions of shares reserved for one or more business acquisitions.

                              AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial statements and other matters. Additionally, the Company has filed a Post-Effective Amendment No. 3 to its Registration Statement on Form SB-2, of which this Prospectus is a part (SEC Registration No. 33-59674) relating to this offering. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Copies of the Registration Statement and exhibits thereto may be inspected and copied at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such periodic reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at the SEC's regional offices located at: Suite 788, 1376 Peachtree St. N.E., Atlanta, Georgia 30367; Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60621-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Also, copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

       The Company's Common Stock is listed on the Boston Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected and copied at the library of the Exchange at One Boston Place, Boston, Massachusetts 02108.

                                TABLE OF CONTENTS

DECLARATION OF 50% STOCK DIVIDEND

SPECIAL NOTICE REGARDING REINCORPORATION IN DELAWARE

OTHER PROSPECTUSES

AVAILABLE INFORMATION

PROSPECTUS SUMMARY

RISK FACTORS

USE OF PROCEEDS

CERTAIN MARKET INFORMATION AND DIVIDENDS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
       FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS

MANAGEMENT

PRINCIPAL SHAREHOLDERS

CERTAIN TRANSACTIONS

DESCRIPTION OF SECURITIES

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

ADDITIONAL INFORMATION

INDEX TO FINANCIAL STATEMENTS

                               PROSPECTUS SUMMARY

         The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information, including the financial statements, appearing elsewhere in this Prospectus.

                                   The Company

         The Company was originally incorporated as a New York corporation in 1992. Effective April 17, 1995 (the "Reincorporation Date"), pursuant to the authorization of the security holders of the Company, the Company was reincorporated (the "Reincorporation) in Delaware. Any reference in this Prospectus to the Company as of or for any period ending prior to the Reincorporation Date includes the New York corporation. Under the terms of the Reincorporation, the Delaware corporation is the successor in interest to all the rights, interests, assets and liabilities of the New York corporation. Holders of certificates which, prior to the Reincorporation Date, evidenced securities of the New York corporation, automatically become holders of a like number of securities of the Delaware corporation and are entitled (subject to compliance with customary procedures) to exchange their certificates for certificates evidencing the Delaware corporation.

Declaration of 50% Stock Dividend

       On July 1, 1996, the Board of Directors of the Company declared a 50% Stock Dividend (the "Stock Dividend") payable on July 16, 1996, to shareholders of record as of July 15,1996. As a result thereof, the number of outstanding shares of the Common Stock has been increased from 15,303,019 to 22,954,529. Except where specifically noted, all information in this Prospectus about shares outstanding, per share financial information, share prices, option prices, warrant prices, and the like have been restated to give effect to the Stock Dividend as if it occurred prior to the date or period for which such information is reported or disclosed herein. The Summary Financial Information and the financial statements have been restated to give effect to the Stock Dividend. See Business-Recent Developments-Stock Dividend.

Ballistic-resistant Equipment

         In November 1992, the Company acquired Protective Apparel Corporation of America ("PACA"), which manufactures and distributes ballistic-resistant equipment and apparel and related products used by police and other law-enforcement and security personnel. In August 1995, the Company, through a wholly owned subsidiary now known as Point Blank Body Armor, Inc., a Delaware corporation (hereinafter, "Point Blank"), acquired from a trustee in bankruptcy certain assets (the "Point Blank Assets"), free of all liabilities, of Point Blank Body Armor, L.P., and an affiliated company (collectively, "Old Point Blank"), for a cash payment of $2,000,000 at an auction held pursuant to Chapter 7 of the United States Bankruptcy Code (the "Bankruptcy Code"). Prior to the filing of the petition in bankruptcy, Old Point Blank had been the leading manufacturer of bullet resistant garments and related accessories. PACA and Point Blank are now wholly owned by DHB Armor Group, Inc., a Delaware Corporation (the "Armor Group"), which is a wholly owned subsidiary of the Company. In October 1995, the Company hired Colonel James Magee, U.S.M.C. (Ret'd), to be President of Point Blank. Colonel Magee left his position as president of Point Blank in September. He is presently a consultant for the Company.

         PACA was founded in 1975 and has been engaged in the development, manufacture and distribution of bullet- and projectile-resistant garments, including bullet-resistant vests, fragmentation vests, bomb-protection blankets and tactical load-bearing vests. Old Point Blank was founded in 1975 and was, prior to its bankruptcy, the leading United States manufacturer of bullet- and projectile-resistant garments. In addition to these products, both companies distribute other ballistic-protection devices including helmets and shields, and the Armor Group will continue to do so. In 1993, PACA began manufacturing and distributing a line of reversible utility jackets which is marketed under the trade name "DHB USA", and a line of nylon tactical equipment (holsters, gun cases and specialty utility bags) which is marketed under the trade name "DHB Systems". PACA's products are sold through a nationwide independent sales representative and distributor network primarily to domestic law enforcement agencies, the U.S. military, various federal government agencies, federal and state correctional facilities, highway patrols and sheriffs' departments. Old Point Blank marketed its products in a similar way. In 1990, in connection with certain transactions, PACA entered into a domestic and international non-competition agreement with American Body Armor & Equipment, restricting the Company's right to sell products outside the United States and to certain domestic distributors prior to 2000. In August 1995, the Armor Group purchased the agreement from American Body Armor & Equipment, Inc., for a cash payment of $250,000, thereby terminating this agreement and the restriction on the Armor Group against international sales.

Protective Athletic Equipment

         On December 20, 1994, the Company started up a business of manufacturing and distributing protective athletic equipment and apparel by purchasing (the "NDL Transaction"), through a wholly-owned subsidiary now known as NDL Products, Inc., a Florida corporation (hereinafter, "NDL"), the assets (the "NDL Assets") of N.D.L. Products, Inc., a Delaware corporation, and of its wholly owned subsidiaries, for a cash payment of $3,080,000, net of cash acquired, at an auction held pursuant to Chapter 7 the U.S. Bankruptcy Code. Prior to the transaction and a conversion, the Seller was a debtor-in-possession, under Chapter 11 of the Bankruptcy Code. The transaction was consummated pursuant to an order of the U.S. Bankruptcy Court, Southern District of Florida dated 12-20-94. NDL distributes protective athletic apparel and equipment, such as elbow, breast, hip, groin, knee, shin and ankle supports, and wrist, elbow, groin and knee braces.

Orthopedic Products

       The Company has very recently entered the orthopedic products business by acquiring the outstanding capital stock of Orthopedic Products, Inc., a Florida corporation ("OPI"). The Company issued 180,000 shares (prior to the Stock Dividend) of its registered Common Stock in March 1996, in two transactions, in exchange for all the outstanding capital stock of OPI. The former owners of the OPI outstanding capital stock were officers of OPI until they resigned in August 1996 and therefore, in the opinion of management, breached their three year employment contract. In each of the years ended September 30, 1995 and 1994, OPI had sales in excess of $3,000,000 and losses of approximately $200,000 in 1995 and $41,000 in 1994. See "Business" and "Management".

Other Business

         The Company also actively seeks to acquire and finance, as appropriate, additional operating companies or interests therein. Since January 1, 1994, the Company made the following transactions:

         A 98% interest in the common stock of Intelligent Data Corporation, a Nevada corporation ("ID"), which is a development-stage company engaged in applying sophisticated telecommunications systems, known as "virtual writing," for remote document signature and authentication, remote issuance of bank or brokerage cashier's checks and the facilitation of COD payment transactions. This interest was acquired in April, 1994 for 425,000 shares of the Company's Registered Common Stock.

         A 100% interest in the capital stock of Royal Acquisition Corp.(DHB Media Group, Inc.) ("RAC"), whose principal asset is a film library. This interest was acquired in April 1994 for 100,000 shares of the Company's Registered Common Stock.

         Minority interests in the common stock or securities convertible into common stock, of the following companies:

         Zydacron, Inc., which designs and manufactures video teleconferencing codecs that are fully compliant with ITU H.320 standards. Zydacron codecs provide full-featured multimedia capabilities that integrate into micro-computers running Windows 3.1 operating system software. Zydacron's family of codec products offers a low-cost full-function "codec engine" that meets existing video teleconferencing environments. Darwin Molecular Corporation ("DMC"), which hopes to use DNA sequencing to create novel drugs for the treatment of cancer, AIDS and auto-immune disease.

         Positron corporation, a publicly held Texas corporation, designs, manufacturers, markets and services advanced medical imaging devices which utilize positron emission tomography ("PET") technology. Unlike other available imaging technologies, PET technology permits the measurement of the biological processes of organs and tissues as well as producing anatomical and structural images.

         Pinnacle Diagnostics, Inc., a privately held Delaware corporation, which is engaged in marketing a variety of medical diagnostic products.

         FED Corporation, a development-stage company, intends to manufacturer liquid crystal display devices using proprietary field emission display technologies, which can be used in smart notebook computers and other smart devices.

         Solid Manufacturing Co., of Fairplay, Colorado, a privately held manufacturer of snowboards and related goods and accessories.


       The Company maintains its executive offices at 11 Old Westbury Road, Old Westbury, New York 11568, telephone number (516) 997-1155. PACA is located in Norris, Tennessee, NDL Point Blank, and OPI are located in Oakland Park, Florida.

         See "Risk Factors", "Management" and "Certain Transactions" for a discussion of certain factors that should be considered in evaluating the Company and its business.

                                  The Offering

         This Prospectus covers an aggregate of 2,770,000 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock") of the Company which may be offered by the Company from time to time in connection with future business acquisitions and which may then be resold by the recipients thereof, See "Plan of Distribution". There are no understandings or agreements, at present, with respect to any particular acquisition. There are, as of January 27, 1997 23,149,008 shares of Common Stock outstanding and warrants to purchase an additional 4,800,000 shares. The Shares offered hereby constitute approximately 12% of all shares of the Company's outstanding Common Stock (without giving effect to the exercise of outstanding warrants). The sale of Shares by the recipients thereof ("Selling Shareholder") in connection with any particular acquisition if and when made, may be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the Selling Shareholders, or through broker-dealers acting as principals who may then resell the Shares in the over-the-counter market or otherwise, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to any particular broker-dealer may be in excess of customary commissions); sales may be at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, or by a combination of such methods. The period of distribution of the Shares may occur over an extended period of time. The Company has no interest in, and will receive no proceeds from any sales of the Shares. The Company will not pay or assume brokerage commissions or discounts incurred in the sale of any of the Shares. See "Plan of Distribution."

  Other Pending Offerings, Redemption of Warrants, Conversion of Class A Shares

         The Company has filed two other registration statements (Nos. 33-70678 and 33-96846) pursuant to which an aggregate of 7,169,610 shares of its Common Stock remain to be issued or sold. Of such amount, 305,625 shares (the "Warrant Shares") were issued by the Company pursuant to the exercise of certain warrants (the "Redeemable Warrants") at a price of $2.66 per share prior to November 30, 1995, and 173,436 shares (the "Conversion Shares") were issued upon conversion of the Company's outstanding Class A convertible preferred stock, $0.01 par value (the "Class A Stock"), at the rate of $2.66 per share of Common Stock. The Class A Shares were called for redemption, and all were tendered for conversion. The Company realized $815,000 from the exercise of Redeemable Warrants. See "Summary Financial Information," below.

                               SEC Consent Decree

         David H. Brooks, Chairman and principal shareholder of the Company, and his brother, Mr. Jeffrey Brooks, and Jeffrey Brooks Securities, Inc. ("JBSI"), a company wholly owned by Mr. Jeffrey Brooks, entered into a consent decree with the SEC in December 1992. Without admitting or denying any allegations, they were assessed a fine and agreed to be enjoined from future violations of Section

15(b) and 15(f) of the Exchange Act. Mr. David Brooks is barred from having any direct or indirect interest in, or acting as a director, officer or employee of, any broker, dealer, municipal securities dealer, investment advisor, or investment company. Mr. David Brooks may apply to become so associated after a five-year period. Mr. David Brooks is not barred from being an officer or director of any public company other than a registered broker-dealer or investment company. Mr. Jeffrey Brooks was prohibited (for a period of one year which ended December 1993) from acting in a supervisory capacity with respect to any employee or any broker, dealer, municipal securities dealer, investment company or investment adviser, and JBSI (his company) was required to institute and maintain procedures pursuant to Section 15(f) of the Exchange Act. Mr. Jeffrey Brooks is a Selling Shareholder. See "Risk Factors," "Management," "Principal Shareholders," "Selling Shareholders," and "Certain Transactions."

                          Summary Financial Information

         The following summary financial information concerning the Company, other than the pro forma and as adjusted balance sheet data, has been derived from the financial statements included elsewhere in this Prospectus and should be read in conjunction with such financial statements and the notes thereto. See "Financial Statements". All per share information has been adjusted for the Stock Dividend.

Statement of Income Data:

                           Nine Months Ended
                             September 30,                   Year Ended December 31,
                     ---------------------------   -------------------------------------------
                         1996           1995           1995           1994             1993
                     ------------   ------------   ------------   ------------       ---------
                     (Unaudited)     (Unaudited)
Revenue              $ 19,875,112   $  9,671,801   $ 14,494,094   $  9,102,373       7,107,090
Net Income (loss)       1,508,250        350,410        244,475        (75,273)        230,772
Primary income per
common share         $       .068   $       .018           0.01          (.005)          0.025
Weighted average
number of primary
common shares
outstanding            22,216,440     19,467,222     21,167,754     16,701,220      14,072,352

Balance Sheet Data:
                                                  September 30, 1996             December 31, 1995
                                                  ------------------             -----------------
                                                      (unaudited)

Working Capital                                      $13,802,865                   $ 6,526,004
Total Assets                                          24,119,110                    19,465,208
Total Liabilities                                      5,662,389                     7,663,240
Stockholders' Equity                                 $18,456,721                   $11,801,968

                                  RISK FACTORS

         The securities offered are speculative and involve a high degree of risk. They should be purchased only by persons who can afford the loss of their entire investment. Prospective investors, prior to making an investment decision, should carefully read this Prospectus and consider, along with other matters referred to herein, the following Risk Factors:

RELATING TO THE BUSINESS OF THE ARMOR GROUP:

         Concentration of Business Activities; Dependence on Major Customer. The market for products of the Armor Group is, in large part, composed of domestic and international, military, and civil authorities. Accordingly, the Armor Group's operations are subject to the risk of fluctuations in the demand for such products by such authorities. In addition, significant portions of PACA's revenues in recent years have come from its largest customer, the City of New York. Revenues from this customer constituted 5% and 8% of the Company's total revenues for the years ended December 31, 1995 and 1994, respectively. PACA is deriving a lower share of its revenue from this customer, but the loss of this customer, if it were not replaced by other customers, could have an adverse effect on the Company's financial performance.

         Reliance Upon Governmental Spending. The Armor Group's products are sold nationally and internationally, primarily to law enforcement agencies and military services. Sales to domestic law enforcement agencies, including government, security and intelligence agencies, police departments, federal and state correctional facilities, highway patrol and sheriffs' departments, comprise the largest portion of the Armor Group's business. Accordingly, any substantial reduction in governmental spending or change in emphasis in defense and law enforcement programs could have a material adverse effect on the Armor Group's business. See "Business - DHB Armor Group - Customers."

         Products Liability. The products manufactured by PACA and Point Blank are used in applications where the failure of such products could result in serious personal injuries and death. PACA and Point Blank each maintain product liability insurance in the amount of $1,000,000 per occurrence and $8,000,000 in the aggregate for PACA, and $12,000,000 in the aggregate for Point Blank, excluding legal fees which are borne by the insurance carriers, less a deductible ($25,000 for PACA, $100,000 for Point Blank). There is no assurance that these amounts would be sufficient to cover the payment of any potential claim. In addition, there is no assurance that this or any other insurance coverage will continue to be available or, if available, that PACA and/or Point Blank will be able to obtain it at a reasonable cost. Any substantial uninsured loss would have to be paid out of the assets of PACA or Point Blank, as applicable, and may have a material adverse effect on the Company's financial condition and operations on a consolidated basis. In addition, the inability to obtain product liability coverage would prohibit PACA or Point Blank, as applicable, from bidding for orders from certain municipal customers since, at present, many municipal bids require such coverage, and any such inability would have a material adverse effect on the Company's financial condition and results of operations, on a consolidated basis.

         Limited Sources of Raw Material. The primary raw material used by PACA in manufacturing ballistic-resistant garments is Kevlar(TM), a patented product of E. I. Du Pont de Nemours Co., Inc. ("Du Pont"). Du Pont and its European licensee are currently the only producers of Kevlar. PACA purchases Kevlar in the form of woven cloth from two independent weaving companies, each of which provides more than 10% of PACA's requirements of Kevlar. In the event Du Pont or its licensee in Europe cease, for any reason, to produce and sell Kevlar, the

Company would be required to utilize other fabrics as a substitute. PACA has begun to use Spectrashield(TM) and Spectra Fibre(TM), patented products of Allied Signal, Inc., as a ballistic-resistant fabric and has tested a new woven ballistic-resistant fabric, to reduce dependence on Kevlar. Spectrashield and SpectraFibre have been used in combination with Kevlar in approximately 20% of all vests sold by PACA. Neither Spectrashield nor SpectraFibre, due to their respective physical characteristics, is expected to become a complete substitute for Kevlar in the near future. Approximately 60% of Old Point Blank's bullet-resistant garments were made of Twaron, a fabric manufactured by Akxo, an Israeli company, and the balance of Old Point Blank's bullet-resistant products were made with Spectrashield or Kevlar. In the opinion of management, PACA enjoys a good relationship with its suppliers of Kevlar, Spectrashield and SpectraFibre, and the acquisition of the Point Blank Assets is expected to enable the Armor Group to develop and strengthen the Armor Group's relations with all its current suppliers. Until the Armor Group secured an adequate supply of an alternative fabric and appropriate ballistic tests were performed, its operations would be severely curtailed and the Armor Group's financial condition and operations would be adversely affected. See "Business - Raw Materials, Sources and Availability".

         Competition.   The  ballistic-resistant   garment  industry  is  highly
competitive. Some competitors have substantially greater financial resources, brand recognition, market share, marketing power and other competitive advantages over the smaller competitors in the business, including the Company. The Company believes that the principal elements of competition in the sale of ballistic-resistant garments are price and quality. The Company must therefore maintain profitable prices and control costs and quality. As manufacturing technology changes, there can be no assurance that the Company will continue to be able to manufacture its products at competitive prices.

         Bankruptcies of Prior Owners of Certain Assets. The Company acquired the assets of NDL from a debtor-in-possession under the Bankruptcy Code, and certain assets of Old Point Blank from a trustee in bankruptcy. The prior owners became unable to utilize the assets in a profitable business, and there can be no assurance that the Company will be able to utilize the assets on a profitable basis.

RELATING TO THE BUSINESS OF NDL:

         Limited Operating History. NDL is a new business with only one year's operating history. NDL has very limited business experience and is subject to all the risks in the establishment of any new business venture. Therefore, in addition to other risk factors, the likelihood of NDL's success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in the development of a new business. The Company entered the protective athletic equipment and apparel business by purchasing the inventory, trademarks, trade names, equipment, and certain other assets of a failed enterprise from a trustee in bankruptcy. Senior management of NDL, have all been hired since January 1, 1995. See "Management"; see, also, "Bankruptcies of Prior Owners of Certain Assets," above.

         Significant Competition. The protective athletic equipment and apparel business is highly competitive. NDL believes that the principal elements of competition are price and quality. The major manufacturers of protective athletic equipment include well-known brands like Everlast, Roller Blade and Ace Bandage, and lesser known manufacturers such as Tru-fit Manufacturing, of Boston, Massachusetts, Stromgren Co., of Kansas City, Missouri, and Mueller Co., of Wisconsin. Some competitors have substantially greater financial resources, brand recognition, market share, marketing power and other competitive advantages over the smaller competitors in the business, including the Company. There can be no assurance that the Company will be able to compete successfully in this business.

RELATING TO OTHER BUSINESS ACTIVITIES:

         New Venture in Orthopedic Products. In late March 1996, the Company entered the orthopedic products business by acquiring OPI, which had sales in its last two fiscal years of over $3,000,000 , and losses or approximately $200,000 and $41,000, respectively, in the years ended September 30, 1995 and 1994. In August 1996, Mr. Schepp and Mr. Wagner, the former shareholders from whom the Company acquired the stock of OPI, resigned as officers of OPI and therefore, in the opinion of management, breached their three year employment contract. There can be no assurance that OPI will become profitable or that its losses will not grow.

         Possible Acquisition of Unidentified Businesses. The Company intends to continue to diversify its business operations through the possible acquisition of one or more operating companies. The Company has not presently identified any specific business or industry in which it intends to expand through the purchase or development of a business. The Shares being offered hereby are those initially reserved for issuance in one or more future business acquisitions and may be resold by the recipients thereof. Purchasers of the Shares will have no opportunity to evaluate or to have a voice in the determination of the business or businesses that the Company may purchase. In addition, the Company is presently a passive investor in several other public or private companies and has little or no control over the business and affairs of such entities. See "Business" and "Management".

         Need for Additional Financing. The Company has, throughout its existence, obtained funds for acquisitions and operations from term bank loans for periods of up to a year, which have been secured, in part, by the controlling shareholder's hypothecation of marketable securities. In the past, the Company has always been able to roll over such loans with new loans at prevailing interest rates. At the present time, it has a loan of $1,400,000 from The Bank of New York coming due in April 1997. There is no assurance that the Company will be able to roll over such term loans as they become due. See, also, "Financial Accommodations by Related Persons."

         Financial Accommodations by Related Persons. David H. Brooks, the Company's Chairman and principal shareholder, previously loaned the Company the funds necessary to complete the acquisition of PACA. The Company repaid Mr. Brooks' loan from the proceeds of private placements completed in 1993. Mr.
Brooks and his wife, Mrs. Terry Brooks, made loans totaling $1,140,000 in connection with the start-up of NDL, and they have pledged certain of their personal assets to guaranty term loans made by the Banks. The outstanding balance on this loan is presently $550,000. In connection with the purchase of the Point Blank Assets, Mr. David H. Brooks made a demand loan in the amount of $2,000,000, of which $750,000 is still outstanding, so that the Company is currently indebted to Mr. and Mrs. Brooks in the principal sum of $1,300,000. All term loans from banks which the Company has obtained since inception have been secured, in part, by the hypothecation of marketable securities owned by Mr. and Mrs. Brooks. There can be no assurance that the Company will not require similar accommodations in the future or that Mr. and Mrs. David Brooks will be able or willing to do so on terms acceptable to the Company. An entity controlled by Mrs. Terry Brooks and beneficially owned by the Brooks' minor children leased (as lessor) the facility occupied by NDL and Point Blank in Oakland Park, Florida. While the Company believes that no future transactions will be entered into between the Company and its officers, directors or 5% shareholders unless such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties, any current or future transactions between the Company and such affiliates may involve possible conflicts of interest. See "Management's Discussion and Analysis of Results of Financial Condition and Results of Operations," "Business - Properties" and "Certain Transactions".

RELATING TO MANAGEMENT:

         Control by Management. David H. Brooks currently beneficially owns approximately 60% of the outstanding Common Stock. His brother owns 1,987,500 shares (7.2%), and each disclaims beneficial ownership of shares owned by the other. Shareholders do not have cumulative voting rights, and each shareholder is entitled to cast one vote per share on all matters submitted to a vote of shareholders, including the election of directors, and so shareholders holding a majority of the outstanding shares will be able to elect all of the directors. Accordingly, Mr. David Brooks is able to elect all of the directors of the Company and generally direct the management of the Company, and other shareholders will be unable to elect any members of the Board of Directors. See "Principal Shareholders" and "Description of Securities - Common Stock".

         SEC Consent Decree Affecting the Chairman. Mr. David Brooks entered into a consent decree in December 1992 with the SEC, together with Jeffrey Brooks, his brother and owner of Jeffrey Brooks Securities, Inc. ("JBSI"). The SEC had filed a civil complaint in the United States District Court for the Southern District of New York (Docket No. 922846) alleging that an employee of
JBSI was involved in an unlawful insider-trading scheme allegedly conducted through JBSI and the filing of false information by JBSI, which was then a registered broker-dealer. The SEC alleged that JBSI did not establish, maintain or enforce policies and procedures that are required under Section 15(f) of the Exchange Act, designed to detect and prevent insider trading by an employee of JBSI, and that JBSI did not make required disclosures under Section 15(b) of the Exchange Act. The SEC further alleged that David Brooks exercised "de facto control" of certain aspects of JBSI's operations and that David Brooks and Jeffrey Brooks aided and abetted the reporting violations of JBSI. Pursuant to the settlement of these charges, without admitting or denying such allegations, David Brooks, Jeffrey Brooks and JBSI were assessed an aggregate civil fine of $405,000 and were enjoined from future violations of Section 15(b) and 15(f) of the Exchange Act; David Brooks was barred from having any direct or indirect interest in, or acting as a director, officer or employee of, any broker, dealer, municipal securities dealer, investment advisor, or investment company, provided that David Brooks is able to apply to become so associated after a five-year period; Jeffrey Brooks was prohibited from acting in a supervisory capacity with respect to any employee or any broker, dealer, municipal securities dealer, investment company or investment advisor for a period of one year, which ended in December 1993; and JBSI was required to institute and maintain procedures pursuant to Section 15(f) of the Exchange Act. Mr. David Brooks is not under any prohibition from serving as an officer or director of any public company other than a registered broker-dealer or an investment company. Mr. Jeffrey Brooks is one of the Selling Shareholders. See "Management," "Principal Shareholders," "Certain Transactions" and "Selling Shareholders."

         Reliance Upon Key Personnel. The Company is substantially dependent upon the personal efforts and abilities of Mr. David H. Brooks, Chairman of the Board and Chief Executive Officer, and to a lesser extent, Ms. Mary Kreidell, Secretary and Treasurer, and, at present, Leonard Rosen the President of PACA. Should any of the members of the Company's senior management be unable or unwilling to continue in their present roles, or should such person determine to enter into competition with the Company, the Company's business could be adversely affected. Because of the relatively small size of the Company, the loss of a senior executive may have a materially adverse effect upon the Company until a suitable replacement can be found. See "Business" and "Management".

RELATING TO THE SECURITIES:

         Depressive Effect on Market of Untimely Sales by Selling Shareholders; Shares Eligible for Future Sale. The Company has engaged in private placements of unregistered securities, including the Shares covered by this Prospectus, at prices below prevailing market prices for registered shares at the times the private placements were effected. In March 1996, the Company issued 270,000 registered shares to acquire OPI. In October 1995, the Company adopted a plan (the "1995 Stock Option Plan" or the "Plan") pursuant to which the Board of Directors of the Company is authorized to award up to 2,000,000 options to purchase Common Stock (the "Plan Options") to officers, employees and independent contractors of the Company. The Company has also filed a registration statement covering the shares (the "Plan Shares") acquirable under the Plan Options. At the present time, no Plan Options have been awarded.

         Exercise of Outstanding Warrants May Have Dilutive Effect on Market. There are presently outstanding warrants or options (collectively, the "Miscellaneous Warrants") to purchase approximately 4,800,000 shares of the Company's Common Stock, after giving effect to the 50% Stock Dividend at a price of $1.33 per share, for various terms of up to 5 years, which are held by certain of the Company's officers or directors or their affiliates. The Miscellaneous Warrants provide, during their respective terms, an opportunity for the holder to profit from a rise in the market price of the Common Stock, with resulting dilution in the ownership interest in the Company held by the then present shareholders. Holders of the Miscellaneous Warrants would most likely exercise them and purchase the underlying Common Stock at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such Miscellaneous Warrants, in which event the terms on which the Company may be able to obtain additional capital would be adversely affected. At the present time, neither the Miscellaneous Warrants nor the shares underlying the Miscellaneous Warrants are registered under the Act, but the Company reserves the right to do so at any time.

         Rights of Common Shareholders May be Affected by Issuance of Preferred Shares. The Company's Delaware charter authorizes the Board of Directors to issue up to 5,000,000 shares of preferred stock, $0.001 par value of the Company, in such amounts and with such rights to dividends, voting, conversion, redemption and other terms as the Board may determine. No preferred shares are presently issued or outstanding . If the Board were to authorize and issue preferred shares, the holders of preferred shares may be entitled to dividends in preference to the holders of the common stock, may be entitled to preferences in liquidation, and may be entitled to voting rights, which may affect the composition of the Board of Directors. See "Dividends" and "Description of Securities".

         Increase in Authorized Shares of Common Stock. On December 30, 1996 at a Special Meeting of the Stockholders, an amendment to the Company's Certificate of Incorporation was approved, increasing the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares. This amendment became effective on December 31, 1996.

         Dividends. The Company has paid no cash dividends on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The Company's ability to pay dividends is dependent upon, among other things, future earnings, the operating results and financial condition of the Company, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of Directors. The Board is authorized to issue, at any time hereafter, up to 5,000,000 shares of preferred stock on such terms and conditions as it may determine, which may include preferences as to dividends. Accordingly, there is no assurance that any dividends will ever be paid on the Company's Common Stock. See "Certain Market Information and Dividends" and "Description of Securities".

                                 USE OF PROCEEDS

         Since all of the Shares offered hereby are to be issued in connection with one or more future business acquisitions or are to be resold for the account of the recipients thereof, The Company will not receive any cash proceeds pursuant to this offering.

                    CERTAIN MARKET INFORMATION AND DIVIDENDS

       The Common Stock of the Company has been traded on the over-the-counter market ("OTC Bulletin Board") since September 22, 1993. Prior thereto, there was no public market for the Company's securities. The bid prices set forth below represent quotations by brokers making a market in the Company's Common Stock, and have been adjusted to reflect the 50% Stock Dividend. do not include retail mark-ups, mark-downs or commissions, and may not necessarily reflect actual transactions. Commencing on June 8, 1994, the Company was listed on the Boston Stock Exchange and traded under the symbol "DHB."

                                         Low                High
                                         ---                ----
1994:    1st Quarter                    $1.67              $3.50
         2nd Quarter                     1.50               3.00
         3rd Quarter                     1.50               2.33
         4th Quarter                     1.33               3.25
1995:    1st Quarter                     1.92               2.50
         2nd Quarter                     1.92               3.75
         3rd Quarter                     2.92               4.00
         4th Quarter                     2.17               3.17
1996:    1st Quarter                     2.00               2.75
         2nd Quarter                     2.67               6.67
         3rd Quarter                     5.00               9.25
         4th Quarter                     3.00               5.88
1997:    1st Quarter
          (through January 27, 1997)     2.125              3.00

         On July 1, 1996, the Board of Directors declared a 50% stock dividend payable on July 16, 1996 to holders of record on July 15, 1996. See Business-Recent Developments-50% Stock Dividend. If the Company generates earnings, management's policy is to retain such earnings for further development of its business. The payment of cash dividends in the future will depend upon the earnings and financial requirements of the Company and all other relevant factors, including approval of such dividends by the Board of Directors.

         The  number  of  holders  of record of the  Company's  Common  Stock on
January 27, 1997 was 133; however, the number of holders of record includes several brokers and depositories for the accounts of their customers. The
Company estimates that shares of Common Stock are held by approximately 800 beneficial owners.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following analysis of the Company's financial condition and results of operations should be read in conjunction with the financial statements, including the notes thereto, contained elsewhere in this Prospectus.

General

       The Company is a holding company which is principally engaged through its wholly-owned subsidiaries in the development, manufacture and distribution of bullet- and projectile-resistant garments, and the manufacture and distribution of protective athletic equipment and apparel. (The Company's acquisition of a subsidiary which manufactures orthopedic products occurred after the end of the fiscal periods hereinafter discussed.) In August 1995, the Company acquired certain assets, free of all liabilities (the "Point Blank Assets") of Point Blank Body Armor, L.P., and an affiliated company (collectively, "Old Point Blank") at an auction held pursuant to Chapter 7 of the United States Bankruptcy Code. In late December 1994, the Company started up its protective athletic equipment business by acquiring the trade inventory, work in process, raw materials, trade names and trademarks (the "NDL Assets") of N.D.L. Products, Inc., a Delaware corporation, at an auction held pursuant to Chapter 7 of the Bankruptcy Code. In March 1996, the Company acquired Orthopedic Products, Inc. ("OPI"), which is a manufacturer of orthopedic products and a distributor of general medical supplies. Intelligent Data Corporation ("ID"), a development stage company which is a 98% owned subsidiary of the Company, is engaged in the design and production of sophisticated telecommunications equipment for the remote execution and authentication of documents. The Company also owns a minority interest in several other companies, some privately held and some publicly held, in the pharmaceuticals business, health care, telecommunications and snowboard manufacturing. The management of the Company is engaged in the review of potential acquisitions and in providing management assistance to the Company's operating subsidiaries.

         The Company commenced operations in November 1992 by acquiring the outstanding common stock of PACA, a manufacturer and distributor of bullet-proof garments and accessories. From the acquisition of PACA through December 20, 1994, i.e., the date of the start-up of NDL, PACA was the Company's only source of revenue from operations. Thereafter, and to date, NDL and Point Blank are also a source of revenue from operations.

         The discussion that follows must be considered in light of the significant changes in the Company's business at the end of 1994, and the acquisition of the Point Blank Assets in August 1995, and should be read in conjunction with the financial statements, including the notes thereto. The Company's financial condition and results of operations in the future may also be materially affected by the Company's acquisition of OPI in March 1996.

         The Armor Group's products are sold nationally and internationally, primarily to law enforcement agencies and military services. Sales to domestic law enforcement agencies, including government, security and intelligence agencies, police departments, federal and state correctional facilities, highway patrol and Sheriffs' departments, comprise the largest portion of the Armor Group's business. Accordingly, any substantial reduction in governmental spending or change in emphasis in defense and law enforcement programs could have a material adverse effect on the Armor Group's business. The acquisition of the Point Blank Assets is expected to improve the Company's overall penetration of the market for ballistic-resistant garments, equipment and accessories.

Results of Operations

Three Months Ended September 30, 1996, Compared To The Three Months Ended September 30, 1995.

Consolidated net sales of the Company for the quarter ended September 30, 1996 was $6,226,028 versus $4,402,281 for the quarter ended September 30, 1995. This 41% increase was primarily due to the inclusion of Point Blank and OPI. The Company had a consolidated net income for the three months ended September 30, 1996 and 1995 of $399,872 and $170,953, respectively, principally attributable to both increased sales over the previous year from PACA and NDL and the inclusion of Point Blank and OPI.

Gross profit ratio for the three months ended September 30, 1996 increased to 37% compared to a gross profit percentage of 30% for the three months ended September 30, 1995. The Company's gross profit increased approximately
$1,010,000 to $2,317,601 for the three months ended September 30, 1996 as compared to the three months ended September 30, 1995. The change in the gross profit ratio is primarily due to the diversity of the product mix being sold in the different companies.

The Commpany's selling, general, and administrative expenses for the three months ended September 30, 1996 increased to $1,911,889 from $1,535,331 for the three months ended September 30, 1995. However, as a percentage of net sales, expenses decreased to 31% of net sales for the quarter ended September 30, 1996, compared to 35% for the quarter ended September 30, 1995. This decrease principally resulted from the efficiencies of operating NDL, Point Blank, and OPI at the same location and stricter fiscal controls.

Interest expense, net of interest income, for the three months ended September 30, 1996 decreased to $85,389 from $107,570 for 1995, principally due to the repayment of one of the lines of credit and the repayment of one of the shareholders loan in September 1996.

The Company had a net realized loss of $94,799 and an unrealized gain on its investments in marketable securities of $343,039 for the three months ended September 30, 1996, as compared to a net realized gain of $607,184 and an unrealized loss of $96,812 for the three months ended September 30, 1995.

Nine Months Ended September 30, 1996 Compared To the Nine Months Ended September 30, 1995.

Consolidated net sales of the Company for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995, increased from $9,671,801 to $19,875,112. The increase was primarily due to the inclusion of Point Blank, NDL and OPI. The Company had a consolidated net income for 1996 and 1995 of $1,508,250 and $350,410, respectively, principally because of the appreciation of marketable securities and increased sales volume.

Gross profit in 1996 increased 108% over 1995 to $6,426,361. The Company's gross profit ratio remained constant at 32% in 1995 and in 1996. Although the sales volume increased the diversity of the product mix has changed.

The Company's selling, general, and administrative expenses for 1996 increased to $5,674,660 from $3,683,942 in 1995. However, as a percentage of net sales, expenses decreased to 29% of net sales in 1996, compared to 38% in 1995. This decrease principally resulted from the efficiencies of operating NDL, Point Blank and OPI at the same location and management's efforts to enforce tighter fiscal controls.

Interest expense, net of interest income, for the nine months ended September 30, 1996 increased to $247,990 form $195,955 for 1995, principally due to increases in the borrowings of the Company, however, the Company repaid $1,740,000 of debt in September 1996.

The Company had a net realized loss of $383 and an unrealized gain on its investments in marketable securities of $1,469,702 for the nine months ended September 30, 1996, as compared to a net realized gain of $646,271 and an unrealized gain of $513,580 for the nine months ended September 30, 1995.


         Year Ended December 31, 1995, compared to year ended December 31, 1994. Consolidated net sales of the Company for the year ended December 31, 1995, increased by $5,391,721, or 59% to approximately $14,494,000. The increase was primarily due to the inclusion of Point Blank and NDL. The start-up of NDL on December 20, 1994, contributed less than $100,000 to sales in 1994 as compared to $4,276,603 in 1995. The Company had consolidated net income of approximately $244,000 for 1995, as compared to a consolidated net loss of $75,243 for 1994. The improved results are attributable to the ability to utilize volume discounts and eliminating duplication of expenses, as well as income derived from the sale and appreciation of the Company's marketable securities.

         Gross profit in 1995 increased to $5,405,477, an increase of 119% over 1994. The Company's gross profit ratio increased from 27% in 1994 to 37% in 1995, primarily because of the products sold by Point Blank yielded greater margins.

         The Company's selling, general and administrative expenses for 1995 increased to $5,140,399 from $2,250,550 in 1994. These expenses as a percentage of net sales were 35% in 1995, compared to 25% in 1994. The increase was attributable to costs associated with move of Point Blank and NDL into the present location and other nonrecurring expenses.

         Interest expense, net of interest income, for 1995 increased to $303,615 from $65,072 for 1994, principally due to a decline in interest income because of the use of the Company's funds in its operating business, and increases in the borrowings of the Company.

         The Company had a net realized gain of $675,743 and an unrealized gain on its investments in marketable securities of $347,481 for the year ended December 31, 1995, as compared to a net realized loss of $360,817 and an unrealized loss of $293,854 for the year ended December 31, 1994.

         Year ended December 31, 1994, compared to the year ended December 31, 1993. Consolidated net sales of the Company for the year ended December 31, 1994, increased by $1,995,000 (28%) to approximately $9,102,000. The increase was primarily due to higher unit sales of ballistic- resistant vests and related products by PACA. The start-up of NDL on December 20, 1994, contributed less than $100,000 to sales in 1994. The Company had a consolidated net loss of approximately $75,000 for 1994, as compared to consolidated net income of $231,000 for 1993, principally because of the costs of ID's research and development on telecommunication products.

         Gross profit in 1994 increased to $2,480,756, an increase of 46% over 1993. The Company's gross profit ratio increased from 24% in 1993 to 27% in 1994, primarily because of the mix of products sold in 1993 versus 1994.

         The Company's selling, general and administrative expenses for 1994 increased to $2,250,550 from $1,645,921 in 1993. These expenses as a percentage of net sales were 25% in 1994, compared to 23% in 1993, principally because of the acquisition of ID in April 1994. In 1994, the Company wrote off a loan-receivable of approximately $58,000, which was made to the corporation from which the Company acquired PACA. The loan was secured by accounts receivable, inventory and a personal guaranty from an officer of the corporation. The corporation became insolvent and ceased doing business. After all attempts to collect the debt out of the security, including the personal guaranty, were unsuccessful, the loan was written off.

         Interest expense, net of interest income, for 1994 increased to $65,072 from $31,533 for 1993, principally due to a decline in interest income because of the use of the Company's funds in its operating business, and increases in the interest rates available to the Company.

         The Company had a net realized loss of $360,817 and an unrealized loss on its investments in marketable securities of $293,854 for the year ended December 31, 1994, as compared to a net realized gain of $196,063 and an unrealized loss of $19,239 for the year ended December 31, 1993.

         Liquidity and Capital Resources. The Company's primary capital requirements over the next twelve months are to assist PACA, Point Blank, NDL, OPI, ID and Media in financing their working capital requirements, and to make possible acquisitions. PACA, Point Blank, NDL and OPI sell most of their products on 60 - 90 day terms, and OPI sells most of its products on 30-60 day terms, and working capital is needed to finance the receivables, manufacturing process and inventory.

         The Company's principal sources of cash to date have been proceeds from private offerings of the Company's securities, and, the Company has throughout its existence, obtained funds for acquisitions and operations from term bank loans for periods of up to a year, which have been secured, in part, by the controlling shareholder's hypothecation of marketable securities. At the present time, the Company has a loan of $1,400,000 from the Bank of New York coming due in April 1997 bearing interest at 6.1875% per year. There is no assurance that the Company will be able to roll over such term loans as they become due, as more fully set forth below, the bank loan is guaranteed by Mr. David H. Brooks, Chairman of the Board, and certain affiliated persons. The Company expects to renew this loan, at prevailing interest rates, when it becomes due. In the past, the Company has always been able to roll over such loans with new loans at prevailing interest rates. The Company had a loan which came due in September 1996 which was paid in full. Of the proceeds drawn down to date,

$1,400,000 were used by the Company to refinance PACA's obligations to another financial institution, and $1,150,000 were used to purchase the NDL Assets and provide NDL with working capital. In 1995, the Company realized $815,000 from the exercise of outstanding Redeemable Warrants.

         Mr. David H. Brooks, Chairman of the Board, and/or his wife, Mrs. Terry Brooks, made term loans due in April 1997 of $1,140,000, bearing interest at 9% per year, and entered into a collateral agreement [third party] (the "Collateral Agreement") with Chase to pledge certain marketable securities owned by Mr. Brooks and Mrs. Brooks to partially secure the term loans and other obligations of the Company to Chase. Presently there is $550,000 outstanding on this loan. In exchange for this, the Company granted to Mrs. Terry Brooks, on December 20, 1994, 5-year warrants to purchase 3,750,000 shares of the Company's Common Stock, at a price of $1.33 per share. The warrants contain provisions for a one-time demand registration, and piggyback registration rights. All of the aforesaid loans were made directly to the Company, and the Company has lent the loan proceeds to NDL. Mr. David Brooks also lent $2,000,000 to the Company to provide the major portion of funds needed to purchase the Point Blank Assets, of which $750,000 is currently outstanding. Mr. and Mrs. Brooks have also pledged certain of their personal assets to secure the BNY Loan. See "Principal Shareholders" and "Certain Transactions."

         In connection with the start-up of NDL, the Company relocated substantially all the NDL Assets to a 67,000 square foot office and warehouse facility located at 4031 N.E. 12th Terrace, Oakland Park, Florida 33334, which is now owned by affiliates of Mr. Brooks. That facility is also used by Point Blank and OPI. See "Properties - NDL Facility."

         The Company's consolidated working capital at September 30, 1996 and 1995 were $13,802,865 and $8,416,004 respectively, and its ratio of curent assets to current liabilities was 4.29:1 and 2.46:1, respectively on such dates. At December 31, 1995 and 1994 the Company's consolidated working capital were $6,526,004 and $5,202,592 respectively, and its ratio of current assets to current liabilities was 1.85:1 and 2.55:1, respectively, on such dates. The Company believes that it has sufficient resources to meet its working capital requirements for the next twelve months.

         ID's working capital requirements are to finance the manufacturing and marketing costs associated with its initial product, and research and development costs associated with product enhancements and new products. ID's principal sources of working capital will be borrowings. Media's working capital requirements will be determined as different avenues for the exploitation of its film library are researched and developed. The film library is not expected to bring in significant revenues to the Company. The Company believes that it has sufficient funds to meet Media's anticipated needs for the next twelve months.

         The Company invested approximately $3,316,750 (as of September 30, 1996, on a historical cost basis) in the securities of certain privately held companies and restricted securities of certain public companies, which are included in "Investments in Non-marketable Securities" on the Company's balance sheet.

         Effect of Inflation and Changing Prices. The Company did not experience increases in raw material prices during the year ended December 31, 1995 or 1994, or in the first half of 1996. The Company believes PACA, Point Blank and NDL will be able to increase prices on their products to meet future price increases in raw materials, should they occur.

                                   BUSINESS

History

         The Company was originally incorporated as a New York corporation in 1992, to acquire PACA, which manufactures and distributes ballistic-resistant equipment and apparel and related products used by police and other law-enforcement and security personnel. Effective April 17, 1995 (the "Reincorporation Date"), pursuant to the authorization of the security holders of the Company, the Company was reincorporated (the "Reincorporation") in Delaware. Any reference in this Prospectus to the Company as of or for any period ending prior to the Reincorporation Date includes the New York corporation. Under the terms of the Reincorporation, the Delaware corporation is the successor in interest to all the rights, interests, assets and liabilities of the New York corporation. Holders of certificates which, prior to the Reincorporation Date, evidenced securities of the New York corporation, automatically become holders of a like number of securities of the Delaware corporation and are entitled (subject to compliance with customary procedures) to exchange their certificates for certificates evidencing the Delaware corporation.

         The Company acquired certain assets of NDL from a debtor-in-possession under the Bankruptcy Code, and certain assets of Old Point Blank from a trustee in bankruptcy. The prior owners became unable to utilize the assets in a profitable business, and there can be no assurance that the Company will be able to utilize the assets on a profitable basis. Management believes that it purchased the NDL Assets and the Point Blank Assets at substantial discounts, because the sellers were trustees in bankruptcy. Though these discounted purchases do not assure that the Company will be able to utilize these assets profitably, the discounted purchase prices lower the Company's financial requirements for starting up or expanding its operating businesses.

                        DECLARATION OF 50% STOCK DIVIDEND
Recent Developments

         Increase in Authorized Shares of Common Stock. On December 30, 1996 at a Special Meeting of the Stockholders, an amendment to the Company's Certificate of Incorporation was approved, increasing the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares. This amendment became effective on December 31, 1996.

         On July 1, 1996, the Board of Directors of the Company declared a 50% Stock Dividned (the "Stock Dividend") payable on July 16, 1996, to shareholders of record as of July 15, 1996. As a result thereof, the number of outstanding shares of the Common stock has been increased from 15,303,019 to 22,954,529. Except where specifically noted, all information in this Prospectus about shares outstanding, per share financial information, share prices, option prices, warrant prices, and the like have been restated to give effect to the Stock Dividend as if it occurred prior to the date or period for which such information is reported or disclosed herein. The Summary Financial Information on page 7 has been adjusted to give effect to the Stock Dividend. The Company will pay cash in lieu of fractional shares issuable on account of the Stock Dividend; the aggregate amount of such payments is not expected to be material

         Point Blank Body Armor, Inc. and DHB Armor Group, Inc. In August 1995, the Company, through a wholly owned subsidiary now known as Point Blank Body Armor, Inc., a Delaware corporation (hereinafter, "Point Blank"), acquired from a trustee in bankruptcy substantially all the assets (the "Point Blank Assets") of Point Blank Body Armor, L.P. and an affiliated company (collectively, "Old Point Blank"), for a cash payment of $2,000,000. Prior to the filing of the petition in bankruptcy, Old Point Blank had been a leading U. S. manufacturer of bullet-resistant garments and related accessories. PACA and Point Blank are now wholly owned by DHB Armor Group, Inc., a Delaware corporation (the "Armor Group"), which is a wholly owned subsidiary of the Company.

         In 1990, in connection with certain transactions, the PACA entered into an agreement with American Body Armor & Equipment, restricting the Company's right to sell products outside the United States and to certain domestic distributors prior to 2000. In August 1995, in connection with the settlement of a lawsuit brought by PACA against American Body Armor & Equipment, Inc., the Armor Group purchased from American Body Armor & Equipment, Inc., the domestic and international non-competition agreement for total consideration of $250,000, thereby terminating this agreement and the restriction on the Armor Group against international sales.

         NDL Products, Inc. On December 20, 1994, the Company, through a newly organized, wholly owned subsidiary, DHB Acquisition, Inc. a Florida corporation, purchased (the "Transaction") the assets (the "NDL Assets"), free of all liabilities, of N.D.L. Products, Inc., a Delaware corporation and of its wholly owned subsidiaries (collectively, the "Seller"), for a cash payment of $3,080,000. Prior to the Transaction, the Seller was a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code. The transaction was consummated pursuant to an order of the United States Bankruptcy Court, Southern District of Florida, dated December 20, 1994.

         The Seller was engaged in the manufacture and distribution of protective athletic apparel and equipment, such as elbow, breast, hip, groin, knee, shin and ankle supports, and wrist, elbow, groin and knee braces. The Company changed the name of DHB Acquisition, Inc., to "NDL Products, Inc." (hereinafter, "NDL"), in order to use the NDL Assets to start up a business as a manufacturer and distributor of specialized protective athletic apparel and equipment.

         The NDL Assets consisted of cash, accounts receivable, prepaid expenses, inventory (including finished goods, raw materials and work-in-process), machinery and equipment, customer lists and customer information, and 80% of the outstanding ordinary shares of NDL Products PTE, Ltd., a Singapore corporation. The assets also include trademarks and patents covering a variety of protective athletic equipment. See "NDL Products, Inc."

         Orthopedic Products. The Company has very recently entered the orthopedic products business by acquiring the outstanding capital stock of OPI. The Company issued 180,000 shares of its registered Common Stock in March 1996, in two transactions, in exchange for all the outstanding capital stock of OPI. The former owners of the OPI capital stock were officers of OPI until August 1996 when they resigned. In each of the years ended September 30, 1995 and 1994, OPI had sales in excess of $3,000,000 and losses of approximately $200,000 in 1995 and $41,000 in 1994.

         Other Investments. The Company's investments in securities as of September 30, 1996, were approximately $3,316,750 on a historical cost basis. These investments are non-controlling minority positions in a number of private and/or public companies, with a view to hold some of these positions for not more than 4 years. These companies are engaged in a variety of businesses, including health care, pharmaceuticals and medical diagnostics, and telecommunications equipment.

         Merger with Lehigh Group. On July 8, 1996 The Company and the Lehigh Group, Inc. ("Lehigh") entered into a definitive merger agreement whereby the Company would merge into a wholly-owned subsidiary of Lehigh whose name would be changed to DHB Capital Group Inc. Upon the execution of this proposed transaction, the shareholders of the Company would receive shares of Lehigh which would represent approximately 97% of the issued and outstanding shares of Lehigh, with the balance to be owned by the shareholders of Lehigh including current directors of Lehigh.

         On October 11, 1996 the Company terminated the merger agreement. This action was taken pursuant to the provisions of the merger agreement which provided for termination if any action or proceeding is brought before a court to prohibit the transation contemplated. A lawsuit was recently filed against Lehigh seeking to restrain or prohibit the transactions contemplated. The Company experienced no material expenses associated with this transaction or the termination of this transaction.

       The Company intends to continue to evaluate and consider the acquistion of additional businesses which may or may not be related to its current businesses. Except as set forth above, The Company is not currently involved in any substantive negotiations for purchasing any business or group of assets.

DHB Armor Group

         The Company entered the body-armor business by acquiring PACA at the end of 1992. PACA is engaged in the development, manufacture and distribution of bullet-, bomb- and projectile-resistant garments, including bullet-resistant vests, fragmentation-protective vests, bullet-resistant blankets and tactical load-bearing vests. In addition, PACA distributes other ballistic protection devices, including helmets, face masks and trauma shields, manufactured by other companies. In August 1995, the Company, through a wholly owned subsidiary now known as Point Blank Body Armor, Inc., a Delaware corporation ("Point Blank"), acquired from a trustee in bankruptcy certain assets (the "Point Blank Assets") of Point Blank Body Armor, L.P., and an affiliated company (collectively, "Old Point Blank"), for a cash payment of $2,000,000, which was provided by a loan from Mr. David Brooks. Prior to the filing of the petition in bankruptcy, Old Point Blank had been a leading U.S. manufacturer of bullet- resistant garments and related accessories. PACA and Point Blank are now wholly owned by DHB Armor Group, Inc., a Delaware corporation (the "Armor Group"), which is a wholly owned subsidiary of the Company.

         History. PACA was incorporated in January 1975 in New York. In November 1987, PACA underwent a reorganization in bankruptcy, and thereafter was owned by three other corporate owners. The Company acquired all the outstanding stock of PACA from The Thunder Group in November 1992. PACA does not have any continuing relationship with any of its prior corporate owners. A wholly owned subsidiary of the Company now known as Point Blank Body Armor, Inc. ("Point Blank"), acquired the Point Blank Assets in August 1995.

         Products. PACA manufactures two basic types of body armor: concealable armor, which is generally intended to be worn beneath the user's clothing, and tactical armor, which is worn externally and is designed to protect against more serious ballistic threats. Both types of armor are manufactured using multiple layers of Kevlar and/or a combination of Kevlar, Spectrashield and Spectra Fibre ballistic fabric, then covered and fully enclosed in an outer carrier. During fiscal 1994, body armor constituted more than 90% of the Company's sales, as compared to 96% in fiscal 1993. Old Point Blank manufactured and distributed a similar - but broader - line of products, primarily using a ballistic resistant fabric known as Twaron and the Armor Group expects to manufacture and distribute substantially all products previously manufactured by Old Point Blank. Although some products of Point Blank and PACA are competitive with each other, brand recognition, brand loyalty and distribution channels are expected to minimize the extent to which products of the two companies may impact each other's sales.

         Concealable vests are contoured to closely fit the user's body shape. PACA and Point Blank each sell a line of vests designed specifically for the body shapes of women users. Male vests are manufactured in standard sizes and may also be custom-made. Vests are fastened using Velcro-brand elastic strapping. Concealable vests may be supplied with a shock plate or Spectrashield trauma plate, which is a light insert designed to enhance protection of vital areas. Vests may be supplemented with additional armor plate made of either metal or ceramic to withstand greater threat levels than the vest is otherwise designed to protect against. PACA's wholesale prices for its concealable vests range from approximately $150 to approximately $475. Old Point Blank's wholesale prices for its concealable vests ranged from approximately $175 to $475, and the Armor Group expects to continue these prices.

         Tactical vests are designed to give all-around protection and more coverage around the neck, shoulders and kidneys than concealable vests. A groin protector is a popular accessory. These vests contain pockets to incorporate small panels constructed from high-alumina ceramic tiles which provide additional protection against rifle fire. Tactical vests come in a variety of styles, including tactical assault vests, high-coverage armor, and flak jackets, each of which is manufactured to protect against varying degrees of ballistic threat. PACA's wholesale prices of these products range from approximately $370 to approximately $1200. Old Point Blank's wholesale prices for its tactical garments ranged from approximately $295 to $1025, and the Armor Group expects to continue these prices.

         The Armor Group's other body-armor products include a tactical police jacket, military field jacket, executive vests, NATO-style vests, fragmentation vests and attack vests. Bomb and fragmentation vests and parts are designed to specifications in U.S. government contracts to offer protection against materials and velocities associated with the fragmentation of explosive devices such as grenades and artillery shells. In general, concealable vests sold to law enforcement agencies and distributors are designed to resist bullets from handguns. Bomb gear utilizes a variety of designs and materials and patterns slightly different from bullet-resistant vests. PACA also manufactures a variety of accessories for use with its body-armor products; Old Point Blank did likewise, and Point Blank expects to continue to manufacture and distribute such products.

         Potential Product Liability. The products manufactured or distributed by the Armor Group, e.g., bullet-resistant vests, are used in situations which could result in serious personal injuries and death, whether on account of the failure of such products, or otherwise. PACA and Point Blank each maintain product liability insurance in the amount of $1,000,000 per occurrence, and $8,000,000 in the aggregate for PACA, and $12,000,000 in the aggregate for Point Blank excluding legal fees, which are borne by the insurance carriers, less a deductible ($25,000 for PACA, $100,000 for Point Blank). There is no assurance that these amounts would be insufficient to cover the payment of any potential claim.. In addition, there is no assurance that this or any other insurance coverage will continue to be available or, if available, that PACA and Point Blank would be able to obtain it at a reasonable cost. Any substantial uninsured loss would have to be paid out of PACA's or Point Blank's assets, as applicable, and may have a material adverse effect on the Company's financial condition and results of operations on a consolidated basis. In addition, the inability to obtain product liability coverage would prohibit PACA or Point Blank as applicable, from bidding for orders from certain governmental customers, because many governmental agencies require such coverage, and any such inability to bid would have a material adverse effect on the Company's financial condition and results of operations on a consolidated basis.

         Raw Materials and Manufacturing. PACA and Point Blank each manufacture substantially all of their respective bullet-, bomb- and projectile-resistant garments and other ballistic-protection devices. The primary raw material used by PACA in manufacturing ballistic-resistant garments are Kevlar(TM), a patented product of E.C. Du Pont de Nemours & Co., and Spectrashield(TM) and SpectraFibre(TM), which are patented products of Allied Signal. Old Point Blank uses Twaron, a fabric manufactured by Akxo, an Israeli company, in about 60% of its bullet-resistant garments, and the balance of Point Blank's bullet resistant products are made with Spectra or Kevlar. Currently, Spectrashield and SpectraFibre are used in approximately 20% of all vests made by PACA. The Armor Group purchases cloth woven from these materials from three independent weaving companies. See "Raw Materials, Sources and Availability". The woven fabric is placed on tables, layered over patterns for a particular component of a garment (for example, the front or back of a vest), cut using electric knives, and then stitched together. The Armor Group utilizes several hundred patterns based upon size, shape and style (depending upon whether the garment is a bullet-, bomb- or fragmentation-resistant garment). The various components of the garment are then sewn together to create the finished product. Kevlar, Spectrashield, Spectra Fibre and Twaron differ in their pliability, strength and cost, such that the materials are combined to suit a particular application. In the opinion of management, PACA enjoys a good relationship with its suppliers of Kevlar Spectrashield and SpectraFibre The acquisition of the Point Blank Assets is expected to enable the Armor Group to develop and strengthen its relations with all its current suppliers. If, however, Du Pont or its European licensee were to cease, for any reason, to manufacture and distribute the bullet-resistant fabrics, the Armor Group would be required to utilize other fabrics, and the specifications of some of the Armor Group's products would have to be modified. Until the Armor Group selected an alternative fabric and appropriate ballistic tests were performed, its operations would be severely curtailed and the Armor Group's financial condition and results of operations would be adversely affected.

         The Armor Group purchases other raw materials used in the manufacture of their products from a variety of sources and believes additional sources of supply for these materials are readily available.

         Customers. PACA's products are sold principally to United States law enforcement agencies and the military. Sales to domestic law enforcement agencies, security and intelligence agencies, police departments, federal and state correctional facilities, highway patrols and sheriffs' departments accounted for 29% and 51%, respectively, of the Armor Group's revenues in each of the years ended December 31, 1995 and 1994. One customer, the New York City Police Department, accounted for approximately 5% and 8% of PACA's sales for the years ended December 31, 1995 and 1994, respectively. That customer requested bids for 1995 and 1996, and PACA is the successful bidder for a significant portion of the contract. The loss of any one customer would not be expected to have a significant impact on the Armor Group's continuing financial results, due to the Armor Group's constant submission of bids for new contracts. Old Point Blank had domestic and international customers.

         Sales to the United States armed forces directly or as a subcontractor accounted for 5% of revenues in 1995, compared to only 1% of revenues in 1994, and 22% of PACA's total revenues in 1993.

         Substantially all sales by PACA to the armed services and other federal agencies are made pursuant to a standard purchasing contract between PACA and the General Services Administration of the Federal Government, commonly referred to as a "GSA Contract". PACA also responds to invitations by military branches and government agencies to bid for particular orders.

         PACA and Point Blank, as GSA Contract vendors, are obligated to make all sales pursuant to such contract at its lowest unit price. PACA's current GSA Contract expires July 31, 1996, while Point Blank's contract is from August 1, 1996 through August 1997. The contracts contain a maximum single order limit of $300,000.

         During the years ended  December  31, 1995 and 1994,  commercial  sales
(i.e.,  sales  to   non-governmental   entities)  accounted  for  52%  and  38%,
respectively, of PACA's revenues.

         Marketing and Distribution. PACA employs 1 sales manager, 2 customer support representatives, 2 regional sales managers and 17 independent sales representatives who are paid solely on a commission basis. These personnel are responsible for marketing PACA's products to law enforcement agencies in the United States. These individuals often call upon personnel within these agencies who are responsible for making purchasing decisions in order to provide information concerning PACA's products. Sales are made primarily through independent local distributors. However, in areas in which there are no suitable distributors, PACA will fill orders directly. The start-up of Point Blank Body Armor, Inc., is expected to lessen the Armor Group's dependence on any single customer, but that objective may not be achieved in the current year.

         Substantially all of PACA's advertising is directed toward domestic law enforcement agencies in the form of catalogues and trade shows. PACA advertises its products primarily in law enforcement trade magazines and at trade shows. During the years ended December 31, 1995 and 1994, advertising expenditures were $72,000 and $117,000, respectively.

         Government and Industry Regulations and Standards. Bullet- and bomb-resistant garments and accessories manufactured and sold by the Armor Group are not currently the subject of government regulations. However, law enforcement agencies and the military publish invitations for bidding which specify certain standards of performance which the bidders' products must meet. The National Institute of Justice, under the auspices of the United States
Department of Justice, has issued a revised voluntary ballistic standard (NIJ0101.03) for bullet-resistant vests of several categories. PACA regularly submits its vests to independent laboratories for ballistic testing under this voluntary ballistic standard and all of its products have, at the time of manufacture, met or exceeded such standards in their respective categories. Point Blank will follow similar practices.

         In addition, bullet-resistant garments and hard-armor inserts are regularly submitted by PACA for rating by independent laboratories in accordance with a test commonly referred to as V50. This test involves exposing the tested item to blasts of fragments of increasing velocity until 50% of the fragments penetrate the materials. The tested item is then given a velocity rating which may be used by prospective purchasers in assessing the suitability of PACA's products for a particular application. Point Blank will perform similar tests internally, rather than retaining an independent testing laboratory.

         Competition. The ballistic-resistant garment business is highly competitive and the number of United States manufacturers is estimated to be less than 20. Management is not aware of published reports concerning the market, and most companies are privately held. Nevertheless, PACA believes, based upon its experience in the industry, that the largest manufacturer was Old Point Blank prior to its filing for Liquidation under Chapter 7 of the United States Bankruptcy Code. The Company therefore believes that as a result of its purchase of the Point Blank Assets, it is positioned to become the largest manufacturer of ballistic-resistant garments in the United States. In the future, the Company may face other and unknown competitors, some of whom may have substantially greater financial, marketing and other resources than the Company.

         The Armor Group believes that the principal elements of competition in the sale of ballistic- resistant garments are price and quality. In dealings with law enforcement agencies and the military, PACA and Point Blank bid for orders in response to invitations for bidding which set forth specifications for product performance. The Armor Group believes its products are competitive as to both price and quality with the products of its competitors having similar ballistic capabilities and that its ability to remain competitive in pricing is due to its relatively lower labor and production costs. In addition, the Company believes that the Armor Group enjoys a favorable reputation in the industry after 17 years of supplying federal, state and municipal governments and agencies. These factors, combined with the financial resources made available to the Armor Group by the Company, have permitted it, and are expected to continue to permit it, to reduce interest expenses, improve production efficiency and capacity, control purchasing costs and permit the Armor Group to compete favorably.

         In March 1990, before PACA was controlled by the Company, PACA entered into an agreement with American Body Armor and Equipment, Inc., which prohibited PACA, for a period of ten years ending March 2000, from soliciting business from American Body Armor's twelve largest domestic distributors, nor may PACA solicit business outside the United States relating to the manufacturing, distribution or sale of projectile-resistant garments and materials and other ballistic-protection devices, including without limitation personal body armor. In August 1995, PACA entered into an agreement which terminated all such restrictions, for a payment of $250,000, which was expensed in the quarter ended September 30, 1995.

         The Armor Group's Backlog. As of December 31, 1995, the Armor Group had a backlog of approximately $4,100,000, as compared to $1,083,000 as of December 31, 1994, at which time the Company had not yet acquired the Point Blank Assets. Backlog at any one date is not a reliable indicator of future sales or sales trends.

         In addition to the backlog, which represents orders believed to be firm, from time to time PACA receives contract awards for municipal orders which may be placed over an extended period of time. The actual dollar amount of products to be delivered pursuant to this and similar contracts cannot be accurately predicted and is generally excluded from reported backlog.

         Employees. As of January 27, 1997 there were two officers of the Armor Group, 12 persons employed in supervisory capacities, 175 employed for manufacturing, shipping and warehousing, and 12 are office personnel. All of Armor Group's employees are employed full time. In the opinion of management, the Armor Group enjoys good relationships with its employees.

NDL PRODUCTS, INC.

         On December 20, 1994, the Company, through a wholly-owned subsidiary, acquired the NDL Assets for a cash payment of $3,080,000, and renamed the acquiring subsidiary "NDL Products, Inc." NDL is engaged in business as a manufacturer and distributor of specialized protective athletic equipment and apparel.

         NDL's protective sports apparel and fitness products and related items are sold under the brand names NDL(TM), Grid(TM), Dr. Bone Savers(TM), Hitman(TM) and Flex Aid(TM). NDL has hired new executives for sales and marketing, production, and new product research and development. NDL has moved its corporate, manufacturing and warehouse operations into a single building in Oakland Park, Florida. See "Properties - NDL Facility."

         NDL's Marketing and Distribution. NDL employs 2 sales executives who supervise 30 independent sales representatives who are paid solely on a commission basis, and who are responsible for sales throughout the United States, Western Europe, Asia, the Middle East and Latin America. These representatives call on customers, who are generally major retailers and distributors. NDL also sells to local distributors and has a telemarketing staff of 4. NDL is evaluating and developing its marketing and sales strategies.

         NDL's Potential Products Liability. Some of the products manufactured or distributed by NDL are used in situations where serious personal injuries could occur, whether on account of the failure of NDL's products or otherwise. NDL maintains product liability insurance in the amount of $2,000,000 per occurrence and $2,000,000 in the aggregate, including legal fees, subject to a $1,000 deductible. There can be no assurance that these amounts would be sufficient to cover payment of potential claims, and there can be no assurance that this or any other insurance coverage would continue to be available, or if available, that NDL would be able to obtain it at reasonable cost. Any substantial uninsured loss would have to be paid out of NDL's assets and could have a material adverse effect on the Company's financial condition and results of operations.

ORTHOPEDIC PRODUCTS, INC.

         In March 1996, the Company exchanged a total of 270,000 shares of its common stock with a value of approximately $376,000 to acquire 100% of the common stock of Orthopedic Products, Inc., a Florida corporation. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed of approximately $57,000 which was allocated to goodwill. The purchase price may be adjusted pending verification of certain financial ratios. In addition, the Company issued 7,000 shares to buy out the remainder of OPI's lease. OPI is engaged in the manufacture and sale of orthopedic products, and the distribution and sale of general medical supplies to orthopedists, orthopedic clinics, hospitals, sports medicine centers and orthopedic medical practices. In August 1996, Mr. Schepp and Mr. Wagner, the former shareholders from whom the Company acquired the stock of OPI, resigned as officers of OPI, and therefore, in the opinion of managment, breached their employment contracts.

         As of January 27, 1997, OPI's has one officer, three people employed in supervisory capacities, 24 employed for manufacturing, shipping and warehousing, and four office personnel.

         Some of the products manufactured or distributed by OPI are used in situations where serious personal injuries could occur, whether on account of the failure of OPI's products or otherwise OPI maintains products liability insurance in the amount of $1,000,000 per occurrence, and $1,000,000 in the aggregate, including legal fees, subject to a $1,000 deductible.

         There can be no assurance that these amounts would be sufficient to cover payment of potential claims and there can be no assurance that this or any other insurance coverage would continue to be available, or if available, that OPI would be able to obtain it at reasonable cost. Any substantial uninsured loss would have to be paid out of OPI's assets and could have a material adverse effect on the Company's financial condition and results of operation.

OTHER CONTROLLED INVESTMENTS

         Intelligent Data Corporation, a Nevada corporation, was incorporated in December 1992 and is a development-stage company. The Company owns 98% of the outstanding common stock of ID. The balance of ID's common stock is owned by 5 investors. ID is engaged in developing sophisticated telecommunications systems for remote document signature and authentication, remote issuance of bank or brokerage cashier's checks and the facilitation of COD payment transactions. This technology is sometimes referred to as "virtual writing." ID is currently exploring methods by which it can complete the development of products and bring them to market. The book value of ID's equipment and fixed assets, when consolidated with the Company's assets, is not material.

         There are, potentially, numerous applications of ID's virtual writing technology which may be conceived and developed in the future. At the present time, ID does not have any formal agreements with anybody to market specific products. To be successful, management of the Company believes that it must develop contractual relationships with established enterprises to aid in the design and to market ID's products. There can be no assurance that ID will develop such relationships, or that, if developed, they will be successful.
Furthermore, ID's competitors, which include some of the world's largest and most successful enterprises, may develop or otherwise acquire technology which will enable them to compete successfully with the products which ID may develop.

         DHB Media Group Inc. In April 1994, DHB Media Group Inc. ("Media"), a New York corporation which is a wholly-owned subsidiary of the Company, acquired all the outstanding capital stock of Royal Acquisition Corp., a New York corporation ("RAC") from RAC's sole shareholder, in exchange for 100,000 registered shares of the Company's Common Stock. RAC's assets consisted of a loan receivable of approximately $150,000, which Media has collected in full and the contractual right to receive a library of approximately 2500 films which were to be obtained, through one or more intermediaries, from a bankruptcy trustee. Following the closing, the price was adjusted in favor of Media by $36,550. The film library is not expected to bring in significant revenues to the Company. The officers and directors of the Company are the officers and directors of Media. Media has no other employees.

         Minority Investments and Possible Future Acquisitions and Investments. The Company intends to seek, evaluate and acquire controlling or minority interests in one or more operating companies, including development-stage companies. In furtherance of this strategy, the Company may consider a public offering of its shares or an acquisition or merger with a company that has a public trading market for its securities. There are no agreements or commitments for any of the foregoing, nor can there be any assurance that the Company will be able to consummate such transactions.

OTHER INVESTMENTS

         The Company also actively seeks to acquire and finance, as appropriate, additional operating companies or interests therein. Since January 1, 1994, the Company made acquired minority interests in the common stock or securities convertible into common stock, of the following companies:

         Zydacron, Inc., which designs and manufactures video teleconferencing codecs that are fully compliant with ITU H.320 standards. Zydacron codecs provide full-featured multimedia capabilities that integrate into micro-computers running Windows 3.1 operating system software. Zydacron's family of codec products offers a low-cost full-function "codec engine" that meets existing video teleconferencing environments. The Company owns 4.6% of the equity.

         Darwin Molecular Corporation ("DMC"), which hopes to use DNA sequencing to create novel drugs for the treatment of cancer, AIDS and auto-immune disease. The Company owns 3.9% of the equity.

         Pinnacle Diagnostics, Inc., a privately held Delaware corporation, which is engaged in marketing a variety of medical diagnostic products. The Company owns 16.7% of the equity.

         Positron Corporation, a publicly held Texas corporation, designs, manufacturers, markets and services advanced medical imaging devices which utilize positron emission tomography ("PET") technology. Unlike other available imaging technologies, PET technologies, PET technology permits the measurement of the biological processes of organs and tissues as well as producing anatomical and structural images. The Company owns less than 2% of the equity securities of Positron.

         FED Corporation, a development-stage company, intends to manufacturer liquid crystal display devices using proprietary field emission display technologies, which can be used in small notebook computers and other similar devices. The Company owns 2.9% of the equity.

         Solid Manufacturing Co., of Fairplay, Colorado, a privately held manufacturer of snowboards and related goods and accessories. The Company owns 9.5% of the equity.


         The Company intends to continue to evaluate and consider the acquisition of additional businesses, which may or may not be related to its current businesses. The Company is not currently involved in any substantive negotiations for purchasing any business or group of assets; except for the purposed transaction with The Lehigh Group, Inc. ("See Recent Developments").

PROPERTIES

         Corporate Headquarters. On January 17, 1996, the Company purchased a one-story building on a two-acre lot at 11 Old Westbury Road, Old Westbury, New York, and relocated its corporate headquarters into that building on or about January 19, 1996. Media and ID use the facilities of the Company's new corporate headquarters.

         PACA. PACA leases 23,400 square feet of office, manufacturing and warehouse space at 148 Cedar Place, Norris, Tennessee from Leonard Rosen, President of PACA, at a present annual rental of $43,200, plus real estate taxes of approximately $4,800 annually. The space is occupied pursuant to a five-year lease which expires October 31, 1997, with an option to acquire the property for $500,000. In the opinion of management, PACA's facilities are adequate for its current needs and for its needs in the foreseeable future. Management believes that the terms of the lease are no less favorable to the Company than could be obtained from an unrelated party.

         NDL/Point Blank Facility. NDL Products leases a 67,000 square foot office and warehouse facility (the "Oakland Park Facility") located at 4031 N.E. 12th Terrace, Oakland Park, Florida 33334 from V.A.E. Enterprises ("V.A.E."), a partnership controlled by Mrs. Terry Brooks, wife of Mr. David H. Brooks, and beneficially owned by Mr. and Mrs. Brooks' minor children. V.A.E. purchased the Oakland Park facility as of January 1, 1995. Point Blank and OPI entered into a net-net lease for a portion of the space in the Oakland Park facility. Annual aggregate base rental is $480,000 and is scheduled to increase by 4% per year. NDL Products, Point Blank and OPI as lessees, are responsible for all real estate taxes and other operating and capital expenses. Management believes that the terms of the lease are no less favorable to the Company than could be obtained from an unrelated party.

PENDING LITIGATION

         In June 1996, the Company commenced a lawsuit against the former president of NDL, Mr. Barry Finn, for breach of his employment agreement. Mr. Finn has threatened to assert counterclaims against the Company but has not done so to date. The legal counsel handling the case for the Company have advised that it is too early to reliably predict the outcome of the case.

                                   MANAGEMENT

Executive Officers, Directors, and Key Employees

         The executive officers, directors and key employees of the Company and their respective positions and ages as of October 31, 1996, are as follows:

Name                      Age      Position
----                      ---      --------
David H. Brooks           41       Chairman of the Board of Directors and Chief
                                   Executive Officer and President of the
                                   Company, Director of NDL and OPI

Mary Kreidell             43       Secretary, Treasurer and Director of the
                                   Company, PACA , NDL and OPI

Leonard Rosen             57       President and Director of PACA

Joseph Giaquinto          32       President of NDL

Patrick J. Garvey         60       Director

Gary Nadelman             44       Director

Morton A. Cohen           61       Director

Robert Trevisani          62       Director

         The Directors serve for a term of one year following their election at the Annual Meeting of Shareholders, and until their successors have been elected and qualified the officers serve at the discretion of the Board of Directors.

         David H. Brooks has served as Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Brooks has been the Chairman of the Board, President and a Director of Brooks Industries of L.I., Inc. ("Brooks Industries"), since October 1988, a New York corporation of which he is the sole shareholder and through which he makes investments. Brooks Industries engages in the venture capital business and in securities trading. Mr. Brooks served as a consultant to U.S. Alcohol Testing of America Inc. during the period from February 1991 to November 1992 and has, through Brooks Industries, served as a consultant to Good Ideas Enterprises, Inc., a majority-owned indirect subsidiary of U.S. Alcohol pursuant to an agreement having a five-year term expiring in May 1997. Mr. Brooks served as a consultant to The Thunder Group, Inc. from October 25, 1991, until the filing of an involuntary Chapter 11 bankruptcy petition against The Thunder Group in February 1993. In each case, Mr. Brooks provided advice on matters relating to the business, financial management and marketing activities. Mr. Brooks does not serve as a consultant to any other company at the present time and, other than as previously described, he has not served in such capacity for more than the past five years. Mr. Brooks received a bachelor of science degree in accounting from New York University in 1976. Since that time he has been engaged principally as an investor for his own account.

         David H. Brooks, his brother Jeffrey Brooks, and Jeffrey Brooks Securities, Inc. ("JBSI"), which was wholly owned by Jeffrey Brooks, entered into a consent decree in December 1992 with the SEC. The SEC had filed a civil complaint in the United States District Court for the Southern District of New York (Docket No. 922846) alleging that an employee of JBSI was involved in an unlawful insider-trading scheme allegedly conducted through JBSI and the filing of false information by JBSI, a registered broker-dealer. The SEC alleged that JBSI did not establish, maintain or enforce policies and procedures that are required under Section 15(f) of the Exchange Act, designed to detect and prevent insider trading by an employee of JBSI, and that JBSI did not make required disclosures under Section 15(b) of the Exchange Act. The SEC further alleged that David Brooks exercised "de facto control" of certain aspects of JBSI's operations and that David Brooks and Jeffrey Brooks aided and abetted the reporting violations of JBSI. Pursuant to the settlement of these charges, without admitting or denying such allegations, David Brooks, Jeffrey Brooks and JBSI were assessed an aggregate civil fine of $405,000 and were enjoined from future violations of Section 15(b) and 15(f) of the Exchange Act; David Brooks was barred from having any direct or indirect interest in, or acting as a director, officer or employee of, any broker, dealer, municipal securities dealer, investment advisor, or investment company (provided that David Brooks is able to apply to become so associated after a five-year period); Jeffrey Brooks is prohibited from acting in a supervisory capacity with respect to any employee or any broker, dealer, municipal securities dealer, investment company or investment advisor for a period of one year; and JBSI was required to institute and maintain procedures pursuant to Section 15(f) of the Exchange Act. Mr. David Brooks is not under any prohibition from serving as an officer or director of any public company other than a registered broker-dealer or an investment company.

         Mary Kreidell has served as Treasurer, Secretary, and a Director of the Company since its inception. Mrs. Kreidell became a Certified Public Accountant in 1991. She worked for Israeloff, Trattner & Co. CPA'S, P.C., a certified public accounting firm, for four years prior thereto.

         Leonard Rosen is a founder of PACA and has served as its President since its inception in 1975. He is actively involved in all facets of PACA's operations, from production to sales. Mr. Rosen has experience in the apparel industry for over 35 years. He worked closely in the research and development of ballistic-resistant soft body armor and helmets with the Federal Government, including serving as a charter member of the committee that conceived the National Institute of Justice "Ol" Standard for ballistic body armor.

         Colonel James Magee, U.S.M.C. (Ret'd), became the President of Point Blank in October 1995. He was an officer in the United States Marine Corps for 26 years ending in October, 1993. Following his retirement from the Marine Corp, he became chief of staff and director of operations for a multinational pharmaceuticals technology company in Columbus, Ohio, until April 1995. He then served as a senior program manager for a company engaged in security systems integration, in Washington, D.C. Colonel Magee left his position as president of Point Blank in September. He is presently a consultant for the Company.

         Joseph Giaquinto has been President of NDL since March, 1995. For more than 7 years prior thereto, he was a vice president of sales for Tru-Fit Marketing, of Boston, Massachusetts.



         Patrick J. Garvey is the Director of Canal Enterprises for the N.Y. State Thruway Authority and its wholly owned subsidiary, the N.Y. State Canal Corp (development for commercial shipping and economic development initiatives). Prior to joining the Thruway Authoirty in 1993, he served for more than seven years as the Commander of Camp Smith in Peekskill, N.Y. and as Legislative Assistant to the Adjunct general of N.Y. Mr. Garvey is also a retired colonel in the United States Marine Corps Reserve.

         Gary Nadelman has been the president of Synari, Inc., of New York, NY, a privately held manufacturer and distributor of women's sportswear and other apparel, for more than 5 years.

         Morton A. Cohen has over ten years experience in venture capital and over twenty-five yeasrs experience in the public securities industry, both as a securities analyst and a investment banker. Also, he has successfully managed several emerging growth companies. Mr. Cohen has been Chairman, President and Chief Executive Officer of Clarion Capital Corp. since 1982. Mr. Cohen served as Governor of the Montreal Stock Exchange, is a Chartered Financial Anaylst and holder of a M.B.A. from the Wharton School of Business of the University of Pennsylvania. Mr. Cohen was a member of the Small Business Investment Advisory of Small Business Investment Companies and is a member of the Small Business Investment Advisory Council. He is the Chairman of Monitek Technologies, Inc. (NASDAQ) and Zenex Corp. (NYSE), Chairman of Cohesant Technologies (NASDAQ) and Director of Gothic Energy (NASDAQ).

         Robert Trevisani is a senior partner in the Boston and Washington D.C. law firm of Gadsby & Hannah. He was a former Special Trial counsel for the general counsel of the U.S. Treasury Department in New York City. He holds degrees from Boston College (BA), Boston College of Law (JD) and New York University Graduate School of Law (LLD).

         Because of the relatively small size of the Company, the loss of a senior executive may have a materially adverse effect upon the Company until a suitable replacement can be found.

Executive Compensation.

         Summary Compensation Table. The following table sets forth certain summary information regarding the compensation of the Company's Chief Executive Officer and each of its other executive officers whose total salary and bonus for the year ended December 31, 1995, exceeded $100,000:

                                                                                                        Long-Term
                                                                                                       Compensation
                                                                                                       ------------
                                                             Annual Compensation                          Awards
                                                             -------------------                          ------
                                                                                                        Securities
                                                                                       Other Annual     underlying Op
Name and Principal Position          Year               Salary(1)       Bonus          Compensation     tions/SAR's
---------------------------          ----               ---------       -----          ------------     -----------
David Brooks, Chairman, CEO          1995                39,583           0                 0                  0(2)
                                     1994                50,000           0                 0                  0
Michael Dinkes, President            1995                95,417           0                 0             25,000(3)
                                     1994               110,000           0                 0             50,000(3)
Leonard Rosen, President of          1995               125,000           0                 0(4)               0
PACA                                 1994               115,000           0                 0                  0


(1) Although certain officers receive certain perquisites such as auto allowances and expense allowances, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the respective officers' salary and bonus.

2)       Certain  warrants  were  awarded to Mrs.  Terry  Brooks in 1994 and Mr.
         David  Brooks  in  1996;  see   "Employment  Agreements"  and  "Certain
         Transactions."

(3) Mr. Dinkes resigned from all positions with the Company in November 1995. All these options were terminated upon his resignation and therefore the amounts have not been adjusted for the Stock Dividend.

(4) Mr. Rosen is the lessor of PACA's premises in Norris, Tennessee. See "Properties" and "Certain Transactions." The Company does not consider the lease payments to be compensation, because they are not in excess of the fair market value of the lease.

(5) In October 1995, the Company adopted a plan (the "1995 Stock Option Plan" or the "Plan") pursuant to which the Board of Directors or a committee (the "committee") of the Board is authorized to award up to 3,500,000 shares of Common Stock after giving effect to the 50% stock dividend paid July 16, 1996 to selected officers, employees, agents, consultants and other persons who render services to the Company. The options may be issued on such terms and conditions as determined by the

         Board or Committee, and may be issued so as to qualify as incentive stock options under Internal Revenue Code Section 422A. The directors who are authorized to award options are not eligible to receive options under the Plan. The Company has filed a registration statement with respect to the Plan, and shares ("Option Shares") of Common Stock acquired under the Plan are eligible for resale by non-affiliates without further registration under the Act; Option Shares acquired by affiliates of the Company are subject to the registration requirements of the Act.

         Employment Agreements. Mr. Brooks, the CEO of DHB Capital Group, Inc. is employed pursuant to a five year employment agreement which was entered into April 1, 1996. Pursuant to the agreement Mr. Brooks receives an annualy salary of $250,000 through April 1997 with annual increases of $25,000. The terms of Mr. Brook's contract provide for 750,000 of warrants exercisable at $2.33 and an annual bonus of ten percnet of the net profit. The Company owns businesses in Florida and Mr. Brooks is expected to spend considerable time there. Therefore, this employment contract provides that all expenses associated with the Employee's Florida residence will be paid by the Employer.

         Mr. Rosen is employed pursuant to a five-year employment agreement with PACA which was entered into at the time the Company acquired PACA, i.e., November 6, 1992. Pursuant to the agreement, Mr. Rosen received salary at the annual rate of $125,000 until November 1996, and thereafter receives an annual increase of $10,000.

         Mr. Magee, the President of Point Blank, is employed pursuant to an agreement for a 5-year term expiring September 30, 2000. He receives a base salary of $120,000 per year and options to purchase up to 150,000 shares of the Common Stock after giving effect to the 50% stock dividend paid July 16, 1996 at a price of $1.33 per share, exercisable at the rate of not more than 30,000 shares per year. These options are not part of the 3,500,000 shares covered by the 1995 Stock Option Plan. Mr. Magee resigned his position as President in September and therefore, released the Company of any further obligation under his employment contract. He is currently working for the Company as a consultant

         NDL's executive, Mr. Giaquinto, has a three year employment contract providing for an annual base salary of $100,000 and options to purchase 49,500 shares of common stock at a price of $1.33 per share exercisable at the rate of not more than 16,500 shares per year.

         OPI's executives, Mr. Schepp and Mr. Wagner, had three year employment contracts of $67,800 plus certain fringe benefits. These contracts were entered into in March 1996 concurrent to the Company acquiring 100% of the outstanding capital stock of OPI. In August 1996, Mr. Schepp and Mr. Wagner resigned as officers of OPI and therefore, in the opinion of management, breeched their employment contract.

         Stock Options. In the year ended December 31, 1995, the Company did not grant stock options, warrants or similar securities, rights or interests to any of the executive officer of the Company listed in the Summary Compensation Table above, and no options, warrants or similar securities, rights or interests were exercised by any such executive officers. In 1994, a warrant was issued to Mrs. Terry Brooks in exchange for loans by Mrs. Brooks and her pledging of certain assets to secure the Company's indebtedness to The Chase Manhattan Bank, N.A. See "Certain Transactions."

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

Personal Liability and Indemnification of Directors

         The Company's Certificate of Incorporation and By-Laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

         Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. Because directors' liability insurance is available only at considerable cost and with low dollar amounts of coverage and broad policy exclusions, the Company does not currently maintain a liability insurance policy for the benefit of its directors, although the Company may attempt to acquire such insurance in the future. The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors' liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. Although no directors have resigned or have threatened to resign as a result of the absence of such insurance or other indemnity protection from liability, it is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability were not provided.

         The provisions regarding personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but the personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

         The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing"profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, the Company does not currently provide such insurance to its directors, and there is no guarantee that the Company will provide such insurance to its directors in the near future, although the Company may attempt to obtain such insurance.

         The provisions regarding personal liability of officers and directors diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under applicable state law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholder derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the Company does not presently have directors' liability insurance and because there is no assurance that the Company will procure such insurance or that, if such insurance is procured, it will provide coverage to the extent directors would be indemnified under such provisions, the Company may be forced to bear a portion or all of the cost of a director's claims for indemnification under such provisions. If the Company is forced to bear the costs for indemnification, the value of the Company stock may be adversely affected. In the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of the Company's Common Stock as of January 27, 1997 after giving effect to a 50% Stock Dividend (i) each person known by the Company to beneficially own more than five percent of the shares of outstanding Common Stock, (ii) each of the executive officers listed in the Summary Compensation Table in "Management - Executive Compensation" and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investments and voting power is held by the persons named as the owners.

                                            Number of Shares
         Name and Address                   Beneficially Owned                   Percent Owned(1)
         ----------------                   ------------------                   ----------------
         David H. Brooks                        16,500,600(2)                         60%
         11 Old Westbury Road
         Old Westbury, New York
         11568

         Jeffrey Brooks(3)                       1,987,500                             7.2%
         44 Coconut Row
         Palm Beach, Florida 33480

         Michael Dinkes                              1,125                             *
         Rockville Centre, New York

         Leonard Rosen                             120,142(4)                          *
         148 Cedar Place
         Norris, Tennessee

         All Officers and Di-                   16,959,370(5)                         61%(6)
         rectors as a group
         (11 persons)

*        Less than one (1%) percent.
---------------------------

1. Based upon 27,724,008 shares outstanding as of January 27, 1997 after giving effect to the 50% Stock Dividend increased by, with respect to Mr. Brooks, the 3,750,000 shares acquirable by his wife pursuant to a warrant to purchase 3,750,000 shares at a price per share of $1.33 and the 750,000 warrants acquirable by Mr. Brooks at $2.33 as well as 75,000 warrants exercisable at $1.33 for each, Ms. Kreidell and Mr. Rosen.

2. Consists of 7,500,600 shares owned by Mr. Brooks and 4,500,000 owned by his wife as custodian for his minor children, and 3,750,000 shares which may be acquired by Mrs. Brooks upon exercise of a warrant to purchase such shares at a price per share of $1.33. Messrs. David H. Brooks and Jeffrey Brooks are brothers. Each disclaims beneficial ownership of shares owned by the other.

3. Messrs. David H. Brooks and Jeffrey Brooks are brothers. Each disclaims beneficial ownership of shares owned by the other.

4. Consists of 45,142 shares outstanding and 75,000 shares acquirable under warrants awarded to Mr. Rosen; does not include 4,350 shares owned by Mr. Rosen's wife, as to which Mr. Rosen disclaims beneficial ownership.

5. Includes 4,500,000 acquirable by an officer and his wife pursuant to a presently exercisable warrant.

6. Based upon all share outstanding as set forth in Footnote 1 above, including 3,750,000 acquirable by Mrs. Terry Brooks.

                              CERTAIN TRANSACTIONS

         The Company obtained funds for the cash payment required to carry out the acquisition of the assets used to start up NDL, and for working capital for NDL, from (i) the Company's working capital, (ii) the Loan, and (iii) term loans of $1,140,000 from Mr. and Mrs. Brooks, bearing interest at 9% per year.Presently the outstanding balance of this loan is $550,000. The interest paid on this loan to date is $183,147. Under a collateral agreement [third party] (the "Collateral Agreement") covering securities owned by Mr. David H. Brooks, Chairman of the Board of the Company, and Mrs. Terry Brooks, his wife, Mr. Brooks and Mrs. Brooks have pledged certain marketable securities to Chase to partially secure the Chase Loans and other obligations of the Company to the Chase. In exchange for this, the Company has agreed to grant to Mrs. Brooks
5-year warrants to purchase 3,750,000 shares of Common Stock, after giving effect to the stock dividend at a price of $1.33 per share. The warrants contain provisions for a one-time demand registration, and piggyback registration rights. Mr. David Brooks also lent $2,000,000 to the Company to provide the funds needed to purchase the Point Blank Assets; the outstanding balance on that loan is now $750,000; the Company obtained funds to pay down the loan by liquidating certain investments at a profit. The Company has paid for the account of Mr. and Mrs. Brooks a total of $84,551 in interest on this loan to the Company. Mr. and Mrs. Brooks have also pledged personal assets to BNY to secure the Company's debt to that bank. The Company entered into an employment agreement in April 1996 with Mr. Brooks, see "Employment Agreement".

         During 1995 and 1996, the Company sold unregistered shares of Common Stock to approximately 12 persons, including 1,725,000 shares to Mr. Jeffrey Brooks, and 610,714 shares to Ms. Anna Brooks. Such shares are covered by this Prospectus. Mr. Jeffrey Brooks is the brother of Mr. David Brooks, and Ms. Brooks is the mother of Mr. David Brooks. See "Selling Shareholders."

         NDL, Point Blank and OPI operate at a 67,000 square foot office and warehouse facility (the "Facility") located at 4031 N.E. 12th Terrace, Fort Lauderdale, Florida 33334, which it leases from V.A.E. Enterprises ("V.A.E."), a partnership controlled by Mrs. Brooks and beneficially owned by Mr. and Mrs. Brooks' minor children, which purchased the Facility on or about January 1, 1995. The lease is a 5-year net-net lease; annual base rental is $480,000 and is scheduled to increase by 4% per year. The Company, as lessee, is responsible for all real estate taxes and other operating and capital expenses.

       The Company completed a private offering of Class A Shares and Redeemable Warrants in March 1993. JBSI, which acted as placement agent for the Company, received a commission of 10% of the purchase price of the Units sold in New York and Florida, and a non-accountable expense allowance of 3%, totaling approximately $377,650. JBSI also received 10.9 Unit Purchase Options to purchase units consisting of 6,250 Class A Shares and 6,250 Redeemable Warrants, at $27,500 per Unit, and two registered representatives of JBSI received an aggregate of 11.625 Unit Purchase Options. Jeffrey Brooks, the sole shareholder of JBSI, is David Brooks' brother. The Company, in order to clear the sale of shares of Common Stock in May 1993 with the Corporate Financing Department of the National Association of Securities Dealers, Inc., repurchased (i) 142,187 Class A Shares and 142,187 Redeemable Warrants from Jeffrey Brooks, the sole owner of JBSI, for $568,748, (ii) 3,125 Class A Shares and 3,125 Redeemable Warrants from Paul Kazak, an associate of JBSI, for $12,500, and (iii) 1,562 Class A Shares and 1,562 Redeemable Warrants from Jason Chang, an associate of JBSI, for $6,248, which, in each case, was the price paid to the Company for such securities. In addition, JBSI, Paul Kazak and Jason Chang have returned the
11.625 Unit Purchase Options to the Company for cancellation. (The forgoing number of shares have not been adjusted for the Stock Dividend). The Company
also  paid  interest  on  the  foregoing  amounts.   JBSI  returned  commissions
previously received in the aggregate of $58,750 related to the repurchased securities. See "Risk Factors" and "Management" for information concerning the settlement of an SEC action by David Brooks, Jeffrey Brooks and JBSI.

         PACA leases 23,400 square feet of office, manufacturing and warehouse space at 148 Cedar Place, Norris, Tennessee from Leonard Rosen, President of PACA, at a present annual rental of $43,200, plus real estate taxes of approximately $4,800 annually. The space is occupied pursuant to a five-year lease which expires October 31, 1997, with an option to acquire the property for $500,000. In the opinion of management, the rental is fair and reasonable and is approximately at the same rate that could be obtained from an unaffiliated lessor for property of similar type and location. In the opinion of management, PACA's facilities are adequate for its current needs and for its needs in the foreseeable future.

         The Company was organized by David H. Brooks on October 22, 1992. On November 6, 1992, Mr. Brooks purchased 12,000,000 shares of the Company's Common Stock for the sum of $8,000 and loaned the Company $1,200,000 on an unsecured basis. The purchase price of the shares of Common Stock purchased by Mr. Brooks was arbitrarily determined. The loan was evidenced by a demand promissory note which bore interest at the rate of 8% per annum and was repaid in March 1993 in full from the proceeds of a private placement transaction described above.

         On November 6, 1992, the Company acquired all of the issued and outstanding capital stock of PACA for $800,000 from ESC Industries, Inc. ("ESC") and loaned ESC $100,000. In addition, and as part of the transaction, the Company acquired 2,000,000 common stock purchase warrants from The Thunder Group, Inc., ESC's parent, for $205,000. Each warrant permits the purchase of one share of common stock of The Thunder Group, Inc. for $0. 10 per share during the period ending November 30, 1997. The Thunder Group, Inc., and ESC are now out of business and the warrants have no value. At the time of these transactions, Mr. Brooks and certain of sac affiliates owned 775,000 shares of the common stock of The Thunder Group, Inc., representing approximately 5.6% of such outstanding shares, and warrants to acquire an additional 750,000 shares. The transactions between the Company, The Thunder Group, and its affiliates were negotiated at arm's length and were supported by an opinion of an independent business appraisal as to the fairness of the purchase price paid for PACA. See "Business - History".

                            DESCRIPTION OF SECURITIES

         The following is a summary of certain provisions of the Certificate of Incorporation, as amended, and rights accorded to holders of Common Stock generally and as a matter of law, and does not purport to be complete. It is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, the Company's By-Laws, and the Delaware General Corporation Law. See "Special Notice Regarding Reincorporation in Delaware" and "Business - History."

Common Stock

         General. Under the Company's Delaware charter and applicable law, the Board of Directors has broad authority and discretion to issue convertible preferred stock, options and warrants, which, if issued in the future, may impact the rights of the holders of the Common Stock.

         Cash Dividends. Holders of Common Stock may receive dividends if, as and when dividends are declared on Common Stock by the Company's Board of Directors. If the Board of Directors hereafter authorizes the issuance of preferred shares, and such preferred shares carry any dividend preferences, holders of Common Stock may have no right to receive dividends unless and until dividends have been declared and paid. At the present time, there is no preferred stock authorized or outstanding. The ability of the Company to lawfully declare and pay dividends on Common Stock is also limited by certain provisions of applicable state corporation law. It is not expected that dividends will be declared on the Common Stock in the foreseeable future.

         Distributions in Liquidation. If the Company is liquidated, dissolved and wound up for any reason, distribution of the Company's assets upon liquidation would be made first to the holders of preferred shares, if any, and then to the holders of the Common Stock. If the Company's net assets upon liquidation were insufficient to permit full payment to the holders of shares of preferred stock, if any, then all of the assets of the Company would be distributed pro rata to the holders of shares of preferred stock and no distribution will be made to the holders of the Common Stock. There are no shares of preferred stock authorized, issued or outstanding at this time. A consolidation or merger of the Company with or into any other company, or the sale of all or substantially all of the Company's assets, is not deemed a liquidation, distribution or winding up for this purpose.

         Voting Rights. Each share of Common Stock is entitled to one vote on all matters to be voted on at meetings of the shareholders of the Company, including the election of directors. The holders of Common Stock will be entitled to elect all of the Company's directors. Holders of Common Stock do not have any cumulative voting rights or preemptive rights.

Preferred Shares

         The Company's Delaware charter authorizes the Board of Directors to issue up to 5,000,000 shares of preferred stock, $0.001 par value of the Company, in such amounts and with such rights to dividends, voting, conversion, redemption and other terms as the Board may determine. At this thine, no preferred stock is authorized, issued or outstanding. The Company had previously issued Class A convertible preferred stock, but all outstanding preferred shares were converted prior September 30, 1995.

                              PLAN OF DISTRIBUTION

         The resale of the Shares by the recipeints thereof ("Selling Shareholders") which are issued in one or more future business acquisitions by the Company may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Shareholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Shareholders may effect such transactions by selling their Shares of Common Stock directly to purchasers, through broker-dealers acting as agents for the Selling Shareholders, or to broker-dealers who may purchase shares as principals and thereafter sell the Shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         The Selling Shareholders and broker-dealers, if any, acting in connection with such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

         The validity of the securities offered hereby has been passed upon for the Company by Opton Handler Gottlieb & Katz LLP, 52 Vanderbilt Avenue, New York, New York 10017.

                                     EXPERTS

         The audited financial statements of the Company as of December 31, 1995 and 1994, and for each of the years then ended, which are included in this Prospectus, have been so included in reliance on the reports of Capraro, Centofranchi, Kramer & Co., P.C. (formerly known as Mincone, Capraro &
Centofranchi, P.C.), as independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in auditing and accounting. The audited financial statements of OPI as of September 30, 1995 and 1994, and for each of the years then ended, which are included in this Prospectus, have been so included in reliance on the reports of Jay Howard Linn, C.P.A., as independent certified public accountant, appearing elsewhere herein, and upon his authority as expert in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, Washington, D.C., Post-Effective Amendment No. 3of its Registration Statement No. 33-59764 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in such Amendment and the exhibits thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to such Amendment and exhibits, which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of charges prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Amendment, each such statement being qualified all respects by such reference.

                          INDEX TO FINANCIAL STATEMENTS

The Company:

Independent Auditors'  (Capraro,  Centofranchi,  Kramer & Co.P.C.) Report on the
         Financial Statements as of and for the Year Ended 12/31/95

Consolidated Balance Sheet as of 12/31/95
Consolidated  Statements  of Income  (Loss)  for the Years  Ended  12/31/95  and
         12/31/94
Consolidated Statements of Stockholders' Equity for the Years Ended 12/31/95 and
         12/31/94
Statements of Cash Flows for the Years Ended 12/31/95 and 12/31/94
Notes to Consolidated Financial Statements


Orthopedic Products, Inc.:

Independent  Auditor's  (Jay  Howard  Linn,  C.P.A.)  Report  on  the  Financial
         Statements as of and for the Year Ended 9/30/95 and 9/30/94
Balance Sheets as of 9/30/95 and 9/30/94
Statements of Operations  and Retained  Earnings for the Years Ended 9/30/95 and
         9/30/94
Statements of Cash Flows for the Years  Ended for the Years  Ended  9/30/95  and
         9/30/94
Notes to Financial Statements

Interim Financial Information

The Company:

Unaudited Consolidated Balance Sheet as of 09/30/96
Unaudited Consolidated Statements of Income  for the Three Months Ended 09/30/96
         and 09/30/95
Unaudited Consolidated Statements of Income
         the Nine Months Ended 09/30/96 and 09/30/95
Unaudited Statements of Cash  Flows  for  the  Six  Months  Ended  09/30/96  and
         09/30/95
Unaudited Notes to Consolidated Financial Statements


Orthopedic Products, Inc.:

Unaudited Balance Sheet as of 12/31/95
Unaudited Statements of Operations and Retained Earnings for the
        Three Months Ended 12/31/95
Unaudited Statements  of Cash  Flows  for the Years Ended  for the Three  Months
        Ended 12/31/95

Unaudited Proforma Combined Financial Statements

Introduction
Unaudited Proforma Consolidated  Statement of Income for the Year ended December
         31, 1995
Unaudited Proforma Consolidated State of Income (Loss) for the Nine Months Ended
         September 30, 1996

                          INDEPENDENT AUDITORS' REPORT



   The Board of Directors of
   DHB Capital Group Inc.

   We have audited the accompanying consolidated balance sheet of DHB Capital Group Inc. and Subsidiaries as of December 31, 1995 and the related consolidated statements of income (loss), stockholders' equity and cash flows for the years ended December 31, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DHB Capital Group Inc. and Subsidiaries as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.




                                    /s/Capraro, Centofranchi, Kramer & Co., P.C.
                                    --------------------------------------------
                                       Capraro, Centofranchi, Kramer & Co., P.C.
South Huntington, New York
March 14, 1996

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1995
                                     ASSETS
                                     ------
CURRENT ASSETS
   Cash and cash equivalents                                       $    475,108
   Marketable securities                                              1,829,856
   Accounts receivable, less allowance for doubtful
         accounts of $70,000                                          3,819,571
   Inventories                                                        7,856,199
   Prepaid expenses and other current assets                            208,510
                                                                   ------------
                  Total Current Assets                             $ 14,189,244
   PROPERTY AND EQUIPMENT, at cost, net of accumulated
         depreciation and amortization of $325,454                    1,077,066


   OTHER ASSETS
         Intangible assets, net                                         721,327
         Investments in non-marketable securities                     3,316,750
         Deposits and other assets                                      160,821
                                                                   ------------
                  Total Other Assets                                  4,198,898
                                                                   ------------
                  TOTAL ASSETS                                     $ 19,465,208
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
    CURRENT LIABILITIES
         Note Payable                                              $  2,550,000
         Accounts Payable                                             2,847,690
         Due to shareholders                                          1,890,000
         Accrued expenses and other current liabilities                 301,068
         Deferred taxes payable                                          23,700
         State income taxes payable                                      50,782
                                                                   ------------
                  Total Current Liabilities                        $  7,663,240

   COMMITMENTS AND CONTINGENCIES

   STOCKHOLDERS' EQUITY
         Preferred stock                                                    219
         Common stock                                                    20,762
         Additional paid-in capital                                  12,116,549
         Common stock subscription receivable                          (437,500)
         Retained earnings                                              101,938
                                                                   ------------
                           Total Stockholders' Equity                11,801,968
                                                                   ------------
                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 19,465,208
                                                                   ============

                 See accompanying notes to financial statements.

                             DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                 FOR THE YEARS ENDED DECEMBER 31,

                                                                           1995           1994
                                                                       ------------    ------------
Net sales                                                              $ 14,494,094    $  9,102,373

Cost of sales                                                             9,088,617       6,621,617
                                                                       ------------    ------------
      Gross Profit                                                        5,405,477       2,480,756



 Selling, general and administrative expenses                             5,140,399       2,250,550
                                                                       ------------    ------------
      Income before other income (expense)                                  265,078         230,206

                                                                       ------------    ------------
Other Income (Expense)
      Interest expense, net of interest income                             (303,615)        (65,072)
      Dividend income                                                         1,710           1,140
      Payment to rescind restrictive covenant                              (250,000)
      Write-off of uncollectible loan receivable                               --           (57,889)
      Realized gain (loss) on marketable securities                         675,743        (360,817)
      Unrealized gain (loss) on marketable securities                       347,481        (293,854)
                                                                       ------------    ------------
               Total Other Income (Expenses)                                471,319        (776,492)
                                                                       ------------    ------------

      Income (loss) before minority interest
      and income tax (benefit)                                              736,397        (546,286)

      Minority interest of consolidated subsidiary                             --            91,655
                                                                       ------------    ------------
      Income (loss) before income tax (benefit)                             736,397        (454,631)

      Income taxes (benefit)                                                491,922        (379,388)
                                                                       ------------    ------------

      Net Income (loss)                                                $    244,475    $    (75,243)
                                                                       ============    ============

      Earnings (loss) per common share
               Primary                                                 $       0.01    ($     0.005)
                                                                       ============    ============
               Fully Diluted                                           $       0.01    ($     0.004)
                                                                       ============    ============
      Weighted average number of common share outstanding:
               Primary                                                   21,167,754      16,701,220
                                                                       ============    ============
               Fully Diluted                                             21,689,754      16,854,861
                                                                       ============    ============

                 See accompanying notes to financial statements

                                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                          Number of                Number of                      Additional           Common Stock
                                          Preferred     Par          Common          Par            Paid-in            Subscription
                                           shares      Value         shares         Value           Capital             Receivable
                                           -------     ------      ----------      -------        -----------           ----------
Balance, December 31, 1993                 104,687     $1,047      10,504,452      $10,504         $5,002,499                 --

Loss for the year ended
December 31, 1994
Sale of common stock                                                  812,500          812          2,007,668
Conversion of preferred stock into
common stock                               (40,625)      (406)         81,250           82                324

Issuance of common stock to
acquire subsidiary                                                    100,000          100            299,900
                                           -------     ------      ----------      -------        -----------           ----------
Balance- December 31, 1994                  64,062        641      11,498,202       11,498          7,310,391                 --

Net income for the year ended
December 31, 1995
Sale of common stock                                                1,955,000        1,955          3,863,045            (437,500)
Conversion of preferred stock into
common stock                               (42,187)      (422)         84,374           84                338
Exercise of stock warrants                                            303,750          304            949,696
Common stock-50% stock dividend                                     6,920,665        6,921             (6,921)
                                           -------     ------      ----------      -------        -----------           ----------
Balance- December 31, 1995                  21,875       $219      20,761,991      $20,762        $12,116,549           ($437,500)
                                           =======     ======      ==========      =======        ===========           ==========

                                 See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                 Retained
                                                 Earnings                Total
                                                 --------             -----------
Balance, December 31, 1993                       ($67,294)           $4,946,756

Loss for the year ended
December 31, 1994                                 (75,243)              (75,243)
Sale of common stock                                                  2,008,480
Conversion of preferred stock into
common stock                                                                 --

Issuance of common stock to
acquire subsidiary                                                      300,000
                                                 --------           -----------
Balance- December 31, 1994                       (142,537)            7,179,993


Net income for the year ended
December 31, 1995                                 244,475               244,475
Sale of common stock                                                  3,427,500
Conversion of preferred stock into
common stock                                                                 --
Exercise of stock warrants                                              950,000
Common stock-50% dividend                              --                    --
                                                 --------           -----------
Balance- December 31, 1995                       $101,938           $11,801,968
                                                 ========           ===========


                See accompanying notes to financial statements.

                               DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                                      STATEMENTS OF CASH FLOWS
                                   FOR THE YEARS ENDED DECEMBER 31,


                                                                             1995          1994
                                                                         -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (loss)                                                     $   244,475    ($   75,243)
   Adjustments to reconcile net income to net
     cash provided by operating activities:
          Depreciation and amortization                                      254,956        217,091
          Minority interest in loss of consolidated subsidiary                  --          (91,655)
          Realized (gain) loss on marketable securities                     (675,743)       360,817
          Unrealized (gain) loss on marketable securities                   (347,481)       293,854
          Write-off of uncollectible loan receivable                            --           57,889
          Deferred income taxes                                              440,000       (416,300)
   Changes in assets and liabilities (Increase) Decrease in:
         Accounts receivable                                              (1,276,870)      (346,261)
         Marketable securities                                             1,150,655     (1,201,224)
         Inventories                                                      (3,093,118)       (94,863)
         Prepaid expenses and other current assets                           148,538        (22,102)
         Deposits and other assets                                           (76,962)        (2,403)
   Increase (decrease) in:
         Accounts payable                                                  2,336,854        104,322
         Accrued expenses and other current liabilities                       34,854        148,302
         State income taxes payable                                           22,282         28,500
                                                                         -----------    -----------
   Total Adjustments                                                      (1,082,035)      (964,033)
                                                                         -----------    -----------
Net cash provided (used) by operating activities                            (837,560)     1,039,276)
                                                                         -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Payments for purchase of assets of subsidiary, net of cash acquired    (2,000,000)    (2,934,854)
   Payments to acquire subsidiary                                               --         (425,000)
   Payments to acquire non-marketable securities                          (1,938,750)    (1,378,000)
   Collection of loan receivable acquired by issuance of common stock           --          150,000
   Collections of loan receivable                                               --            9,000
   Payments made for property and equipment                                 (269,230)      (142,555)
   Payments for software development costs                                      --          (10,691)
   Payments of capitalized acquisition cost                                 ( 14,277)          --
                                                                         -----------    -----------
Net Cash provided (used) by investing activities                          (4,222,257)    (4,732,100)
                                                                         -----------    -----------
(Continued)

                                  DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                                        STATEMENTS OF CASH FLOWS
                                     FOR THE YEARS ENDED DECEMBER 31,



                                                                             1995          1994
                                                                         -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from note payable- bank                                             --        1,150,000
   Net proceeds from note payable- shareholder                               750,000      1,140,000
   Net proceeds from sale of common stock                                  4,377,500      2,008,480
                                                                         -----------    -----------
   Net cash provided (used) by financing activities                        5,127,500      4,298,480
                                                                         -----------    -----------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                               67,683     (1,472,896)

CASH AND CASH EQUIVALENTS - BEGINNING                                        407,425      1,880,321
                                                                         -----------    -----------

CASH AND CASH EQUIVALENTS - END                                          $   475,108    $   407,425
                                                                         ===========    ===========

                 See accompanying notes to financial statements

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION/REPORTING ENTITIES

The  consolidated   financial   statements  of  DHB  Capital  Group,   Inc.  and
Subsidiaries (the "Company") include the following entities:

DHB Capital Group, Inc.
DHB Capital Group Inc. ("DHB") was incorporated on October 22, 1992 under the laws of the State of New York. DHB was organized to seek, acquire and finance, as appropriate, one or more operating companies. On February 15, 1995, the holders of the common stock approved a re-incorporation of DHB as a Delaware corporation, through a merger with a newly formed Delaware corporation.

Protective Apparel Corporation of America
Protective Apparel Corporation of America ("PACA") was organized in 1975 and is engaged in the development, manufacture and distribution of bullet and projectile resistant garments, including bullet resistant vests, fragmentation vests, bomb projectile blankets and tactical load bearing vests. In addition, PACA distributes other ballistic protection devices including helmets and shields. PACA is dependent upon a few suppliers for the raw materials utilized to manufacture its products.

On November 6, 1992, PACA became a wholly-owned subsidiary of DHB, when DHB purchased all of the issued and outstanding stock of PACA from PACA's former parent, E.S.C. Industries, Inc, for $800,000. The transaction was accounted for as a purchase and resulted in an excess purchase price over the fair market value of the identifiable assets acquired and liabilities assumed of $465,278, of which $312,086 was allocated to on-going government contracts and $153,192 was allocated to goodwill.

Intelligent Data Corp.
On April 1, 1994, the Company acquired 4,530,000 common shares (60.4% interest) and 1,100,000 preferred shares of stock in Intelligent Data Corp. ("ID"), in exchange for 425,000 shares of the Company's common stock. ID is engaged in the development of sophisticated telecommunication systems. On July 1, 1994, a put option was exercised by certain shareholders of ID resulting in an increase in the Company's ownership to 89.58%. In December 1994, the Company converted all of its preferred shares to common shares, increasing the Company's ownership to 98.35%. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed of $472,666 which was allocated to patents owned by ID.

DHB Media Group, Inc.
On April 15, 1994, DHB Media Group, Inc. ("Media"), a wholly-owned subsidiary of the Company acquired all of the outstanding common stock of Royal Acquisition Corp. in exchange for 100,000 shares of the Company's common stock, for a purchase price of $300,000. Subsequent negotiations resulted in the reduction of the acquisition cost by $36,550. Royal Acquisition Corp.'s primary assets were a film library and a loan receivable of $150,000. The transaction was accounted for as a purchase and resulted in the excess purchase price over the fair market value of $113,450, of which $54,000 was allocated to the film library and $59,450 was allocated to goodwill. Media intends to syndicate and market these films. The loan receivable was collected in full during the year ended December 31, 1994.

NDL Products, Inc.
On December 20, 1994, the Company through a newly organized, wholly-owned subsidiary, DHB Acquisition, Inc., ("Acquisition") purchased certain assets from a debtor-in-possession, N.D.L. Products, Inc. for $3,080,000. Acquisition did not assume any continuing obligations of the debtor-in-possession, nor did the management of the debtor-in- possession continue. On February 21, 1995, Acquisition changed its corporate name to NDL Products, Inc. NDL manufactures and distributes specialized protective athletic apparel and equipment.

DHB Armor Group, Inc.
On August 8, 1995, the Company formed a new Delaware Corporation which is a wholly-owned subsidiary of the Company. The subsidiary, DHB Armor Group, Inc., ("Armor"), now wholly owns PACA and Point Blank Body Armor, Inc., ("Point Blank").

Point Blank Body Armor, Inc.
In August 1995, the Company, through a wholly-owned subsidiary known as USA Fitness & Protection Corp, a Delaware Corporation, acquired from a trustee in bankruptcy certain assets of Point Blank Body Armor, L.P. and an affiliated company ("Old Point Blank"), for a cash payment of $2,000,000, free of all liabilities. Prior to the filing of the petition in bankruptcy, Old Point Blank had been a leading U.S. manufacturer of bullet-resistant garments and related accessories. After acquiring the Old Point Blank, USA Fitness & Protection Corp., amended its articles of incorporation to change their name to Point Blank Body Armor, Inc. ("Point Blank").

PRINCIPLES OF CONSOLIDATION

All material intercompany transactions have been eliminated in the consolidated financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those relating to the valuation of inventories and non-marketable securities, and collectibility of receivables.

REVENUE RECOGNITION

Revenue is recognized on product sales upon shipment to the customer.

CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, the Company includes cash on deposit, money market funds and amounts held by brokers in cash accounts to be cash equivalents.

MARKETABLE/NON-MARKETABLE SECURITIES

Effective for calendar year 1994, the Company adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with this standard, Securities which are classified as "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss recognized as income in the current period. Securities which are classified as "available for sale" are also reported at fair market value, however, the unrealized gain or loss on these securities is listed as a separate component of shareholder's equity.

Non-marketable securities, such as investments in privately-held companies are carried at historical cost, if necessary, reduced by a valuation allowance to net realizable value.

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or market.

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment is stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by both straight-line and accelerated methods over the estimated useful lives of the assets.

INTANGIBLE ASSETS

Goodwill is being amortized on a straight-line basis over ten years. The amount allocated to on-going government contracts is being amortized over the life of the individual contracts, which are typically 1-5 years. Patents are being amortized on a straight-line basis over 17 years. Other intangible assets are being amortized on a straight-line basis over their estimated lives, typically 5-15 years. Accumulated amortization was $409,297 and $301,033 as of December 31, 1995 and 1994, respectively.

EARNINGS PER SHARE

The computation of earnings per common share is based on the weighted average number of outstanding common shares outstanding during the period. Primary earnings per share and fully diluted earnings per share amounts assume the conversion of the Cumulative Convertible Preferred Stock, and the exercise of the stock warrants.

INCOME TAXES

The Company files a consolidated Federal tax return, which includes all of the subsidiaries. Accordingly, Federal income taxes are provided on the taxable income of the consolidated group. State income taxes are provided on a separate company basis, if and when taxable income, after utilizing available carryfoward losses, exceeds certain levels.

DEFERRED INCOME TAXES
Deferred taxes arise principally from net operating losses and capital losses available for carryfoward against future years taxable income, and the recognition of unrealized gains(losses) on marketable securities for financial statement purposes, which are not taxable items for income tax purposes.

2. SUPPLEMENTAL CASH FLOW INFORMATION
                                                            1995          1994
                                                          --------       -------
Cash paid for:
         Interest                                         $261,829       $78,602
         Income taxes                                     $ 35,774       $ 7,983

Additionally, during, the year ended December 31, 1995 the Company had a non-cash financing activity of $437,500 for a stock subscription receivable.

During the year ended December 31, 1994, the Company had non-cash investing activities and it issued common stock to acquire all of the outstanding common stock of Media at a value of $273,450. The Company also purchased a majority interest in a subsidiary through the issuance of 425,000 shares of its common stock.

3. MARKETABLE SECURITIES/NON-MARKETABLE SECURITIES

Following is a comparison of the cost and market value of marketable securities included in current assets:

                                                   1995                 1994
                                                -----------         -----------
Cost                                            $ 1,482,375         $ 2,251,141
Unrealized gain (loss)                              347,481            (293,854)
                                                -----------         -----------
Market value                                    $ 1,829,856         $ 1,957,287
                                                ===========         ===========

The Company's portfolio value of trading securities has been pledged as collateral for the bank loans (see Note 6). However, the bank has placed no restrictions on the Company's ability to trade freely in their portfolio.

The Company's investments in non-marketable securities is summarized as follows:

                                                            1995         1994
                                                         ----------   ----------
 Darwin Molecular Corporation
 (approximately 3.9% interest)                           $1,000,000   $1,000,000
Zydacron, Inc.
(approximately 3.1% interest)                               941,750      378,000
Pinnacle Diagnostics, Inc.
(approximately 16.7% interest)                              500,000         --
FED Corporation
(approximately 2.9% interest)                               375,000         --
Solid Manufacturing Co. - 10% convertible debentures
(approximately 9.5% interest, if converted)                 500,000         --
                                                         ----------   ----------
         Totals                                          $3,316,750   $1,378,000
                                                         ==========   ==========

All of these investments are carried at historical cost on the financial statements of the Company, and are included under the caption "Investment in non-marketable securities" on the balance sheet.

4. INVENTORIES

Inventories are summarized as follows:

                                                                         1995
                                                                      ----------
Finished products                                                     $3,844,506
Work-in process                                                        1,209,849
Raw materials and supplies                                             2,801,844
                                                                      ----------
         Total                                                        $7,856,199
                                                                      ==========

5. PROPERTY AND EQUIPMENT

Major classes of property and equipment consist of the following:

                                                Estimated useful
                                                    life-years           1995
                                                ----------------      ----------
Deposit on building                                     39            $   47,500
Machinery and equipment                                5-10              759,797
Furniture and fixtures                                 5-7               249,986
Computer equipment                                     3-5                41,959
Transportation equipment                               3-5                41,862
Leasehold improvements                                 5-31.5            261,416
                                                                      ----------
                                                                       1,402,520
Less: accumulated depreciation
and amortization                                                         325,454
                                                                      ----------
Net property and equipment                                            $1,077,066
                                                                      ==========


6. NOTES PAYABLE- FINANCIAL INSTITUTIONS

The Company has borrowed $2,550,000 in the form of two term loans. The first is with the Bank of New York for $1,400,000 with interest at 6.43%, maturing in June, 1996. The second loan is with Chase Manhattan Bank for $1,150,000 with interest at 6.255%. This loan matures in September, 1996. These loans are secured by substantially all of the Company's marketable securities portfolio value, and certain personal investments of the majority shareholder. Both of these loans require monthly payments of interest only.

7. DUE TO SHAREHOLDER

The amount due to shareholder represent notes payable which bear interest at 9%, payable April and September, 1996.

8. RELATED PARTY TRANSACTIONS

DHB:
DHB leased its office location from a relative of the former president of DHB. Included in DHB's statement of income (loss) for the years ended December 31, 1995 and 1994 is $16,514 and $15,424 of rent paid or accrued under this lease, respectively (see note 10). Effective January 1996, the Company vacated the premises and purchased a building for use as the corporate headquarters.

PACA:
PACA leases its location (see note 10) from the President of PACA. Included in the statement of income (loss) for the years ended December 31, 1995 and 1994 is $48,000 of rent paid under this lease for each period.

ID:
ID leased its office location from a relative of the former President of DHB. Included in DHB's statement of income (loss) for the year ended December 31, 1995 and 1994 is $5,511 and $13,175 of rent paid or accrued under this lease, respectively (see note 10). The premises were vacated in April, 1995.


NDL and POINT BLANK:
NDL Products, Inc. and Point Blank Body Armor, Inc. lease their facilities from a partnership indirectly owned by relatives of the majority shareholder of DHB (note 10). Included in the statement of income (loss) for the year ended December 31, 1995 is $300,000 of rent paid or accrued under the lease.

9. COMMITMENTS AND CONTINGENCIES

LEASES

PACA:
PACA is obligated under a lease for its manufacturing facility with a related party (note 9). This lease expires October 31, 1997, and provides for minimum annual rentals of $43,200, plus increases based on real estate taxes and operating costs.

ID:
ID was  obligated  under a lease for its office space with a related party (note
9), which expired in April, 1995 for minimum annual rentals of $15,000, plus increases based on real estate taxes and operating costs. The space was relinquished in April, 1995 and there are no further obligations.

Media:
Media leases its facilities for storing its film library on a month-to-month basis. The current rental rate is $210 per month. The company relinquished this space in January 1996 and is storing the film library at the corporate headquarters.

NDL Products, Inc. and Point Blank Body Armor, Inc.
NDL Products, Inc. and Point Blank Body Armor are obligated under a lease for its facilities with a related party (note 9). The lease commenced January 1, 1995 and expires December, 1999. The lease provides for minimum annual rentals of $300,000 for the initial year and then $480,000 the following year with scheduled increases of 4% per year thereafter, plus real estate taxes, operating costs and capital expenditures.

The following is a schedule by year of future minimum lease obligations under noncancellable leases as of December 31,1995

         1996                             $   523,200
         1997                                 542,400
         1998                                 562,368
         1999                                 583,135
                                          -----------
Total minimum obligation                  $ 2,211,103
                                          ===========

Total rental expense under  cancelable and  noncancellable  operating leases was
$440,269  and  $85,989  for  the  years  ended   December  31,  1995  and  1994,
respectively.

EMPLOYMENT AGREEMENT

Concurrent with the purchase of PACA, the President of PACA was given a five year employment agreement. This agreement calls for annual salaries ranging from $115,000 in 1993 to $155,000 in 1997, plus certain fringe benefits. During the year ended December 31, 1995, Two of NDL's officers were given three year employment contracts. These agreement calls for annual base salaries of 100,000 and 96,000 plus certain fringe benefits.

OPEN LETTERS OF CREDIT

At December 31, 1995 the Company was contingently liable for open unused letters of credit totaling $120,253.

LITIGATION

Media brought suit against an individual, corporation and others with respect to alleged representations involving the acquisition of the film library. Media is seeking compensatory and punitive damages. No determination of the outcome can be made at this time, and accordingly, there is no provision for any recoverable amount, if any included in the financial statements.

ID is also involved in a lawsuit with a former consultant to the Company regarding his alleged misappropriation of several of the Company's confidential computer programs, and to restrain their dissemination. Management has commenced prosecuting its position, however, no determination of the outcome can be made at this time.

10. CAPITAL STOCK

Capital stock is as follows:

                                                                1995          1994
                                                            -----------   -----------
DHB:
---
Class A Preferred stock, 10% convertible, $.01 par value,
     1,500,000 shares authorized (see amendment below)
Shares issued and outstanding                                    21,875        64,062
                                                            ===========   ===========
Par Value                                                   $       219   $       641
                                                            ===========   ===========

Common stock, $.001 par value,
    25,000,000 shares authorized,
Shares issued and outstanding                                20,761,995    17,247,303
                                                            ===========   ===========
Par Value                                                   $    20,762   $    17,247
                                                            ===========   ===========

Amendment to Certificate of Incorporation:
In January, 1993, DHB amended its certificate of incorporation, as follows:

a) To expand and qualify the relative rights and preferences of the previously authorized Preferred shares as follows: Class A Preferred stock, $.40 per annum dividend, non-voting, cumulative, convertible, $.01 par value, 1,500,000 shares authorized, no shares issued and outstanding, (redeemable in liquidation at $4 per share, or callable at $.01 per share after November 30, 1994, convertible into 2 shares of common stock.) These shares were called in November, 1995. As of December 31, 1995, the outstanding preferred shares represent shares which have not yet been surrendered for conversion.

b)    To eliminate preemptive rights.

c)    To provide for indemnification of officers and directors.

d) To permit the holders of a majority of the outstanding shares of voting stock to take action by written consent.

11. PRIVATE PLACEMENTS

Common Stock:
During June, July, and August, 1995 the Company sold 1,955,000 shares of common stock in private placements for proceeds of $3,910,000. Out of these proceeds $45,000 of direct expenses were paid. These shares have not been registered with the Securities and Exchange Commission.

During June, October, and November, 1994 the Company sold 387,500 shares of common stock in private placements for proceeds of $875,000. Out of these proceeds, direct expenses of $8,703 were paid.

12. STOCK WARRANTS

During 1995, various warrants which would have expired in November, 1995 from the Company's original private placement were exercised by certain shareholders. These shareholders were issued 303,750 shares of the Company's common stock for net proceeds of $950,000. All remaining warrants for the original private placement have expired.

In December, 1994, in consideration for monies loaned to the Company, the Board of Directors granted Mrs. Terry Brooks, a related party, stock warrants to purchase 2,500,000 shares of common stock for $2 per share for a five year period commencing December 19, 1994.

In June, 1993, the board of directors granted stock warrants to certain individuals and organizations to purchase 295,000 shares of the Company's common stock for $2 per share during the three year period commencing July 1, 1994. The Company has reserved these shares for issuance upon the exercise of the warrants. Certain of these individuals are also employees of the Company, and the warrants issued to these employees are contingent based upon continued employment until July 1, 1994. 210,000 of the warrants issued in 1993 have been terminated by the Company.

13. STOCK DIVIDEND

Subsequent to year end, the Board of Directors declared a preferred stock dividend of 7,944 common shares with a market value of $3.77 per share for the years ended December 31, 1995 and 1994, which has not yet been paid. All earnings per share data has been restated giving retroactive effect to the intended stock dividend.

14. INCOME TAXES

Components of income taxes are as follows:

                                                          1995           1994
                                                       ---------      ---------

Current:
    Federal                                            $   5,400      $  72,350
    State                                                 58,922         36,912
    Benefit of net operating loss carryfoward            (12,400)       (72,350)
                                                       ---------      ---------

         Total current                                    51,922         36,912
                                                       ---------      ---------
Deferred:
    Federal                                              451,500       (459,100)
    State                                                 60,300       (104,900)
    Less: valuation allowance                            (71,800)       147,700
                                                       ---------      ---------
         Total deferred                                  440,000       (416,300)
                                                       ---------      ---------
Total income taxes (benefit)                           $ 491,922      $(379,388)
                                                       =========      =========

The composition of the federal and state deferred taxes at December 31, 1995 was arrived at as follows:

                                                        Federal         State
                                                        --------       --------
Net Operating Loss                                      $ 36,000       $   --
Allowance for Doubtful Accounts                           10,500          5,600
Capital Loss Carryforwards                                  --           70,300
Unrealized gain on Marketable Securities                 (52,100)       (31,300)
                                                        --------       --------
         Subtotal                                         (5,600)        44,600
Less: Valuation Allowance                                   --           75,900
                                                        --------       --------
         Net Deferred Taxes                             $ (5,600)      $(31,300)
                                                        ========       ========

The Valuation Allowance changed from $147,700 at December 31, 1994 to $75,900 at December 31, 1995, for a decrease of $71,800.

At December 31, 1995 the Company has operating losses available for carryfoward against future years' taxable income of approximately $240,000 for tax purposes, which would expire in 2008. The deferred tax assets for the future benefit of the capital loss carryfoward was reduced in full by a valuation allowance of $70,300 as the Company estimates that sufficient future taxable capital gains on a separate company basis for state tax purposes may not be available to provide the full realization of such an asset.

15. SUBSEQUENT EVENT

As of March 7, 1996, the entire subscription received of $437,500 has been collected.

16. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

On July 16, 1996, the Company paid a 50% Stock Dividend. All data in the accompanying financial statements and related notes have been restated to give effect to the dividend.

                                 JAY HOWARD LINN
                           Certified Public Accountant
                               1160 KANE CONCOURSE
                                    SUITE 205
                        BAY HARBOR ISLANDS, FLORIDA 33154
                                    --------

                            TELEPHONE: (305) 866-8700
                               FAX: (305)866-8782


                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Orthopedic Products, Inc.

I have audited the accompanying balance sheets of Orthopedic Products, Inc. and subsidiaries as of September 30, 1995 and 1994, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audits provide a reasonable basis for my opinion

In my opinion, the financial statements referred to above present fairly, in all materials respected, the financial position of Orthopedic Products, Inc. as of September 30, 1995 and 1994, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.


APRIL 25, 1996                                /s/JAY HOWARD LINN
                                              ------------------
                                                 Jay Howard Linn


              -----------------------------------------------------
                                     MEMBER
                 FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTS

                            ORTHOPEDIC PRODUCTS, INC.
                                  BALANCE SHEET
                                  SEPTEMBER 30,

                                                                              1995         1994
                                                                           ----------   ----------
              ASSETS

Current Assets
     Accounts receivable (Net of allowance for
     uncollectible accounts of $3,195 in both years)                       $  431,254   $  556,422
     Inventories                                                              585,248      579,637
     Prepaid insurance                                                          8,407        7,350
     Income tax refund receivable                                              43,334       25,406
     Deferred income tax benefit                                               12,600          -0-
                                                                           ----------   ----------
                  Total current assets                                      1,080,843    1,168,815
                                                                           ----------   ----------

Property and Equipment (Net of accumulated
     depreciation of $155,793 in 1995 and
     130,377 in 1994)                                                          29,184       46,335
                                                                           ----------   ----------

Other Assets:
     Deposits                                                                   6,230        6,230
     Intangible assets (Net of accumulated amortization of
     $8,000 in 1995 and $7,200 in 1994)                                        12,000       12,800
                                                                           ----------   ----------
                  Total other assets                                           18,230       19,030
                                                                           ----------   ----------
                  TOTAL ASSETS                                             $1,128,257   $1,234,180
                                                                           ==========   ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued expenses                                 $  202,571   $  184,780
     Note payable - bank                                                      311,627      283,239
     Current portion of long-term debt                                         41,868       14,834
                                                                           ----------   ----------
                  Total current liabilities                                   556,066      482,853
                                                                           ----------   ----------

Other Liabilities:
     Long-term debt                                                           236,554      280,446
     Due to related parties                                                   149,100      149,100
                                                                           ----------   ----------
                  Total other liabilities                                     385,654      429,546
                                                                           ----------   ----------

                  Total liabilities                                           941,720      912,399
                                                                           ----------   ----------

(Continued)

                            ORTHOPEDIC PRODUCTS, INC.
                                  BALANCE SHEET
                                  SEPTEMBER 30,

                                                                              1995         1994
                                                                           ----------   ----------
Stockholders' Equity:
     Common stock - $1. Par value, 7,500
         shares authorized, 1,170 shares
         issued and outstanding                                                 1,170        1,170
     Additional paid-in capital                                                90,308       90,308
     Retained earnings                                                         95,059      230,303
                                                                           ----------   ----------
                  Total stockholders' equity                                  186,537      321,781
                                                                           ----------   ----------

                  TOTAL LIABILITIES AND  STOCKHOLDERS' EQUITY              $1,128,257   $1,234,180
                                                                           ==========   ==========


                 See Accompanying Notes to Financial Statements

                            ORTHOPEDIC PRODUCTS, INC.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                         FISCAL YEAR ENDED SEPTEMBER 30,


                                                      1995             1994
                                                  -----------       -----------
Sales                                             $ 3,229,249       $ 3,524,824

Cost of Goods Sold                                  2,195,576         2,264,585
                                                  -----------       -----------

Gross Profit                                        1,033,673         1,260,239
                                                  -----------       -----------

Operating Expenses:
     Selling                                          654,587           712,883
     Administrative                                   544,858           661,418
                                                  -----------       -----------

         Total operating expenses                   1,199,445         1,374,301
                                                  -----------       -----------

Income (Loss) Before Income Taxes                    (165,772)         (114,062)

Income Tax Benefit;
     Current                                           17,928             8,785
     Deferred                                          12,600               -0-
                                                  -----------       -----------
         Total income tax benefit                      30,528             8,785
                                                  -----------       -----------

Net Loss                                             (135,244)         (105,277)

Retained Earnings - Beginning                         230,303           335,580
                                                  -----------       -----------

Retained Earnings - End                           $    95,059       $   230,303
                                                  ===========       ===========


                 See Accompanying Notes to Financial Statements.

                            ORTHOPEDIC PRODUCTS, INC.
                            STATEMENTS OF CASH FLOWS
                         FISCAL YEAR ENDED SEPTEMBER 30,

                                                                         1995         1994
                                                                       ---------    ---------
Cash Flows from Operating Activities:
     Net Income                                                        $(135,244)   $(105,277)
                                                                       ---------    ---------
Adjustments to reconcile to net cash provided
        by operating activities:
         Depreciation and amortization                                    22,540       20,469
         Sales tax audit expense                                               0      184,998
         Deferred income tax benefit                                     (12,600)           0
     Changes in assets and liabilities:
         Decrease (increase) in accounts receivable                      125,168      (19,542)
         Increase in inventory                                            (5,611)     (65,066)
         Increase in prepaid insurance                                    (1,057)      (7,350)
         Increase in income tax refund receivable                        (17,928)     (23,782)
         Increase (decrease) in accounts payable
                  and accrued expenses                                    17,791      (93,237)
                                                                       ---------    ---------
         Net adjustments                                                 128,303       (3,510)
                                                                       ---------    ---------
                  Net cash used by operating activities                   (6,941)    (108,787)
                                                                       ---------    ---------
Cash flows From Investing Activities:
         Purchase of Equipment                                            (4,589)      (1,511)
         Additional security deposits                                          0         (810)
                                                                       ---------    ---------
                  Net cash used by investing activities                   (4,589)      (2,321)
                                                                       ---------    ---------
Cash Flows from Financing Activities:
         Net bank borrowings                                              28,388      106,990
         Principal payment on long-term debt                             (16,858)      (8,867)
                                                                       ---------    ---------
                  Net cash provided by financing activities               11,530       98,123
                                                                       ---------    ---------

Net Change in Cash                                                             0      (12,985)

Cash - October 1,                                                              0       12,985
                                                                       ---------    ---------

Cash - September 30,                                                   $       0    $       0
                                                                       =========    =========
Cash Paid For:
     Interest                                                          $  37,350    $  21,061
     Income Taxes                                                              0       14,997

Non Cash Acquisition of Equipment                                              0       49,581

                 See Accompanying Notes to Financial Statements

                            ORTHOPEDIC PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES:
     Organization - The company sells orthopedic and other medical supplies primarily throughout the Southeastern United States.

     Accounts   Receivable  -  The  allowance  for  uncollectible   accounts  is
     determined on the basis of the company's experience with its customers.

     Inventories - Inventories, consisting primarily of finished goods for resale and raw materials are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis.

     Property and Equipment - Property and equipment is recorded at cost and depreciated in amounts sufficient to relate the cost of the assets to operations over their estimated useful lives, using accelerated methods.

     Intangible Asset - Goodwill is being amortized, using the straight line method, over 25 years.

     Income Taxes - The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." There are no temporary differences between financial statement and income tax reporting.

NOTE 2.  NOTE PAYABLE - BANK
     The Company has revolving credit facility of $450,000 from First Union National Bank. It bears interest at 1% above prime. It is collateralized by inventories, accounts receivable, property and equipment and guarantees by the stockholders. Under the terms of the credit facility, the bank advances funds (up to the credit limit) to cover the Company's checks as they are presented. The Company has $260,594 outstanding against that line and a net overdraft of $51,033 or a total of $311,627 at September 30, 1995 and $274,735 outstanding and a net overdraft of $8,504 or a total of $283,239 at September 30, 1994.

NOTE 3. LONG TERM DEBT Long-term debt consists of:

9.71%, note payable, due in monthly installments of $1,876,
including interest, with final payment due June 1999.  Equipment
with an original cost of $89,943 is pledged as collateral          $ 70,449   $ 85,282

9.0%, note payable, (Note 5), due in monthly installments of
$3,600 per month, with a final payment due September 2001           207,973    209,998
                                                                   --------   --------
                                                                    278,422    295,280
Less current maturities                                              41,868     14,834
                                                                   --------   --------
         Long-Term Debt                                            $236,554   $280,446
                                                                   ========   ========

     As of September 30, 1995, annual maturities of long-term debt outstanding for the next five years are as follows:

              1996                                 $ 41,868
              1997                                   61,221
              1998                                   63,062
              1999                                   59,416
              2000 and thereafter                    52,855
                                                   --------
                       Total                       $278,422


NOTE 4. DUE TO RELATED PARTIES

The Company owes its stockholder-officers $149,100 as accrued salaries from prior years. It is anticipated that this amount will not be repaid within the next twelve months.

NOTE 5. SALES TAX AUDIT SETTLEMENT:

The Florida Department of Revenue conducted an audit of Sales and Use Tax collections for the period January 1, 1985 to October 31, 1992. The Company settled the audit for $209,998, with interest accruing at 9% per annum. The note is payable in seventy-two monthly payments of $3,600. Initially the payments are applied in full to the tax liability. Once the tax liability is paid in full, July 15, 2000 the payments are applied to the accrued interest. Although the settlement was concluded in 1995, effect was given to it in the year ended September 30, 1994. The company now collects and remits Florida sales taxes on those sales deemed to be taxable.

NOTE 6. INCOME TAXES

Components of income taxes benefit (expense) are as follows:

                                                          1995            1994
                                                        -------          -------
         Current:
            Federal                                     $17,928          $ 8,875
            State                                           -0-              -0-
                                                        -------          -------
                  Total current                         $17,928          $ 8,875
                                                        -------          -------
         Deferred:
           Federal                                       12,600              -0-
           State                                            -0-              -0-
                                                        -------          -------
                  Total deferred benefit                 12,600              -0-
                                                        -------          -------
         Total income taxes benefit (expense)           $30,528           $8,875
                                                        =======           ======

The composition of deferred taxes at September 30, 1995 was $12,600 for Federal taxes. The Company has not provided for valuation allowance at September 30, 1995, because the Company anticipates they will be able to utilize the carryforward losses before they expire. At September 30, 1995 the Company has operating losses available for carryforward against future years' taxable income of approximately $84,000 for tax purposes, which would expire in 2010.

NOTE 7. COMMITMENT AND CONTINGENCY:

The following is a schedule by year of future minimum lease obligations under noncancellable leases as of September 30, 1995.

                          1996              $ 83,602
                          1997                83,602
                          1998                83,602
                          1999                76,635
                                           ---------
                                            $327,441
                                           =========

Total rental expense under  cancelable and  noncancellable  operating leases was
$84,814  and  $80,374  for  the  years  ended   September  30,  1995  and  1994,
respectively.

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1996            1995
                                                       ------------     ------------
                                                        (UNAUDITED)
                          ASSETS
Current Assets
    Cash and cash equivalents .....................   $    198,314    $    475,108
     Marketable securities ........................      3,277,246       1,829,856
     Accounts receivable, less allowance for
     doubtful accounts of $80,695 & $70,000 .......      5,510,197       3,819,571
     Inventories ..................................      8,178,886       7,856,199
     Prepaid expenses and other current assets ....        839,846         208,510
                                                      ------------    ------------
     Total Current Assets .........................     18,004,489      14,189,244
                                                      ------------    ------------

Property, and Equipment, at cost, less accumulated
     depreciation of $498,313 and $325,454 ........      1,632,438       1,077,066
                                                      ------------    ------------

Other Assets
     Intangible assets, net .......................        733,895         721,327
     Investment in non-marketable securities ......      3,316,750       3,316,750
     Deposits and other assets ....................        431,538         160,821
                                                      ------------    ------------
     Total Other Assets ...........................      4,482,183       4,198,898
                                                      ------------    ------------
     Total Assets .................................   $ 24,119,110    $ 19,465,208
                                                      ============    ============

                          LIABILITIES AND EQUITY
Current Liabilities
     Note payable .................................   $  1,400,000    $  2,550,000
     Current Maturities ...........................         60,000            --
     Accounts payable .............................      2,133,923       2,847,690
     Accrued expenses and other liabilities .......        110,594         301,068
     Deferred taxes payable .......................         11,100          23,700
     Income taxes payable .........................        486,007          50,782
                                                      ------------    ------------
     Total Current Liabilities ....................      4,201,624       5,773,240
                                                      ------------    ------------
Long Term Debt
     Long Term Debt ...............................        160,765            --
     Due to shareholder ...........................      1,300,000       1,890,000
                                                      ------------    ------------
     Total Long Term Debt .........................      1,460,765       1,890,000
                                                      ------------    ------------
     Total Liabilities ............................      5,662,389       7,663,240
                                                      ------------    ------------

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1996            1995
                                                      ------------    ------------
                                                        (UNAUDITED)
Stockholders' Equity
     Preferred stock ..............................           --               219
     Common stock .................................         22,890          20,762
     Additional paid-in capital ...................     17,058,770      12,116,549
     Common stock subscription receivable .........       (227,500)       (437,500)
     Retained earnings ............................      1,602,561         101,938
                                                      ------------    ------------
     Total Stockholders' Equity ...................     18,456,721      11,801,968
                                                      ------------    ------------
 Total Liabilities and Shareholders' Equity .......   $ 24,119,110    $ 19,465,208
                                                      ============    ============

                 See Accompanying notes to financial statements

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
        UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30,

                                                              1996            1995
                                                              ----            ----
    Net Sales ........................................   $  6,226,028    $  4,402,281

    Cost of sales ....................................      3,908,427       3,094,346
                                                         ------------    ------------

       Gross Profit ..................................      2,317,601       1,307,935

     Selling, general and administrative expenses ....      1,911,889       1,535,331
                                                         ------------    ------------

       Income (loss) before other income (expense) ...        405,712        (227,396)

     Other Income (Expense)
       Interest expense, net of interest .............        (85,389)       (107,570)
       Dividend income ...............................          8,199            --
       Realized gain (loss) on marketable securities .        (94,799)        607,184
       Unrealized gain (loss) on marketable securities        343,039         (96,812)
                                                         ------------    ------------

         Total Other Income (Expense) ................        171,050         402,802
                                                         ------------    ------------

       Income before income taxes ....................        576,762         175,406

       Income taxes ..................................        176,890           4,453
                                                         ------------    ------------

       Net Income ....................................        399,872         170,953

       Retained Earnings  - Beginning ................      1,210,316          36,920

       Stock Dividend Paid ...........................         (7,627)           --
                                                         ------------    ------------

       Retained Earnings  - End ......................   $  1,602,561    $    207,873
                                                         ============    ============

       Earnings per common share:
         Primary .....................................   $      0.018    $      0.009
         Fully Diluted ...............................   $      0.018    $      0.009

Weighted average number of common shares outstanding
  after giving effect to the 50% stock dividend.:
         Primary .....................................     22,216,440      19,467,222
         Fully Diluted ...............................     22,738,440      19,467,222

                 See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
        UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,


                                                              1996            1995
                                                         ------------    ------------
Net Sales ............................................   $ 19,875,112    $  9,671,801

Cost of sales ........................................     13,448,751       6,583,232
                                                         ------------    ------------

  Gross Profit .......................................      6,426,361       3,088,569

Selling, general and administrative expenses .........      5,674,660       3,683,942
                                                         ------------    ------------

  Income (loss) before other income (expense) ........        751,701        (595,373)

Other Income (Expense)
  Interest expense, net of interest ..................       (247,990)       (195,955)
  Dividend income ....................................         24,329            --
  Realized gain (loss) on marketable securities ......           (383)        646,271
  Unrealized gain (loss) on marketable securities ....      1,469,702         513,580
                                                         ------------    ------------
    Total Other Income (Expense) .....................      1,245,658         963,896
                                                         ------------    ------------

  Income before income taxes .........................      1,997,359         368,523

  Income taxes .......................................        489,109          18,113
                                                         ------------    ------------

  Net Income .........................................      1,508,250         350,410

  Retained Earnings (Deficit) - Beginning ............        101,938        (142,537)

  Stock Dividend Paid ................................         (7,627)           --
                                                         ------------    ------------

  Retained Earnings - End ............................   $  1,602,561    $    207,873
                                                         ============    ============

  Earnings  per common share:
    Primary ..........................................   $      0.068    $      0.018
    Fully Diluted ....................................   $      0.066    $      0.018

  Weighted average number of common shares outstanding
     after giving effect to 50% stock dividend
    Primary ..........................................     22,216,440      19,467,222
    Fully Diluted ....................................     22,738,440      19,467,222



                 See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,

                                                         1996           1995
                                                         ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income .....................................   $ 1,508,250    $   350,410
                                                     -----------    -----------
 Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization ................       193,084         76,431
    Changes in assets and liabilities
  (Increase) Decrease in:
    Accounts receivable ..........................    (1,690,626)    (1,286,734)
    Marketable securities ........................    (1,447,390)      (748,853)
    Inventories ..................................      (322,687)    (2,711,948)
    Prepaid expenses and other current assets ....      (631,336)      (228,548)
    Other assets .................................      (270,717)      (201,862)
  Increase (Decrease) in:
    Accounts payable .............................      (713,767)       642,017
    Accrued expenses and other current liabilities      (190,473)       629,351
    Deferred taxes payable .......................       (12,600)          --
    State income taxes payable ...................       435,224           --
                                                     -----------    -----------

Net  cash used by operating activities ...........    (3,143,038)    (3,479,736)

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash payments for the purchase of property .....      (761,024)      (239,432)
  Net advances to broker .........................          --       (1,938,750)
                                                     -----------    -----------

 Net  cash used by investing activities ..........      (761,024)    (2,178,182)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long term debt ..........       (22,808)          --
   Proceeds from the issuance of debt ............       243,573           --
   Net repayments on line of credit ..............    (1,150,000)          --
   Net borrowings (repayment) of shareholder loans      (590,000)       750,000
   Net proceeds from sale of common stock ........     5,146,503      4,582,500
                                                     -----------    -----------

Net  cash provided  by financing activities ......     3,627,268      5,332,500
                                                     -----------    -----------

NET  DECREASE IN CASH AND EQUIVALENT .............      (276,794)      (325,418)

CASH AND CASH EQUIVALENTS - BEGINNING ............       475,108        407,425
                                                     -----------    -----------

CASH AND CASH EQUIVALENTS - END ..................   $   198,314    $    82,007
                                                     ===========    ===========

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION/REPORTING ENTITIES

The  consolidated   financial   statements  of  DHB  Capital  Group,   Inc.  and
Subsidiaries (the "Company") are unaudited and reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period. The consolidated Company includes the following entities:

DHB Capital Group, Inc.

DHB Capital Group Inc. ("DHB") was incorporated on October 22, 1992 under the laws of the State of New York. DHB was organized to seek, acquire and finance, as appropriate, one or more operating companies. On February 15, 1995, the holders of the common stock approved a re-incorporation of DHB as a Delaware corporation, through a merger with a newly formed Delaware corporation.

Protective Apparel Corporation of America

Protective Apparel Corporation of America ("PACA") was organized in 1975 and is engaged in the development, manufacture and distribution of bullet and projectile resistant garments, including bullet resistant vests, fragmentation vests, bomb projectile blankets and tactical load bearing vests. In addition, PACA distributes other ballistic protection devices including helmets and shields. PACA is dependent upon a few suppliers for the raw materials utilized to manufacture its products. On November 6, 1992, PACA became a wholly-owned subsidiary of DHB, when DHB purchased all of the issued and outstanding stock of PACA from PACA's former parent, E.S.C. Industries, Inc, for $800,000. The transaction was accounted for as a purchase and resulted in an excess purchase price over the fair market value of the identifiable assets acquired and liabilities assumed of $465,278, of which $312,086 was allocated to on-going government contracts and $153,192 was allocated to goodwill.

Intelligent Data Corp.

On April 1, 1994, the Company acquired 4,530,000 common shares (60.4% interest) and 1,100,000 preferred shares of stock in Intelligent Data Corp. ("ID"), in exchange for 425,000 shares of the Company's common stock. ID is engaged in the development of sophisticated telecommunication systems. On July 1, 1994, a put option was exercised by certain shareholders of ID resulting in an increase in the Company's ownership to 89.58%. In December 1994, the Company converted all of its preferred shares to common shares, increasing the Company's ownership to 98.35%. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed of $472,666 which was allocated to patents owned by ID.

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

DHB Media Group, Inc.

On April 15, 1994, DHB Media Group, Inc. ("Media"), a wholly-owned subsidiary of the Company acquired all of the outstanding common stock of Royal Acquisition Corp. in exchange for 100,000 shares of the Company's common stock, for a purchase price of $300,000. Subsequent negotiations resulted in the reduction of the acquisition cost by $36,550. Royal Acquisition Corp.'s primary assets were a film library and a loan receivable of $150,000. The transaction was accounted for as a purchase and resulted in the excess purchase price over the fair market value of $113,450, of which $54,000 was allocated to the film library and $59,450 was allocated to goodwill. Media intends to syndicate and market these films. The loan receivable was collected in full during the year ended December 31, 1994.

NDL Products, Inc.

On December 20, 1994, the Company through a newly organized, wholly-owned subsidiary, DHB Acquisition, Inc., ("Acquisition") purchased certain assets from a debtor-in-possession, N.D.L. Products, Inc. for $3,080,000. Acquisition did not assume any continuing obligations of the debtor-in-possession, nor did the management of the debtor-in-possession continue. On February 21, 1995, Acquisition changed its corporate name to NDL Products, Inc. NDL manufactures and distributes specialized protective athletic apparel and equipment.

DHB Armor Group, Inc.

On August 8, 1995, the Company formed a new Delaware Corporation which is a wholly-owned subsidiary of the Company. The subsidiary, DHB Armor Group, Inc., ("Armor"), now wholly owns PACA and Point Blank Body Armor, Inc., ("Point Blank").

Point Blank Body Armor, Inc.

In August 1995, the Company, through a wholly-owned subsidiary known as USA Fitness & Protection Corp, a Delaware Corporation, acquired from a trustee in bankruptcy certain assets of Point Blank Body Armor, L.P. and an affiliated company ("Old Point Blank"), for a cash payment of $2,000,000, free of all liabilities. Prior to the filing of the petition in bankruptcy, Old Point Blank had been a leading U.S. manufacturer of bullet-resistant garments and related accessories. After acquiring the Old Point Blank, USA Fitness & Protection Corp., amended its articles of incorporation to change their name to Point Blank Body Armor, Inc. ("Point Blank").

Orthopedic Products, Inc.

On March 22 and March 26, 1996, the Company exchanged a total of 180,000 shares of its registered common stock to acquire 100% of the common stock of OPI, a Florida Corporation engaged in the manufacturing and distribution of orthopedic products to the medical industry. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed which was allocated to goodwill. Fifty thousand of these shares are restricted as follows: 25,000 shares cannot be sold until March 22, 1997 and 25,000 shares cannot be sold until March 22, 1998.

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

PRINCIPLES OF CONSOLIDATION

All material intercompany transactions have been eliminated in the consolidated financial statements.

MARKETABLE/NON-MARKETABLE SECURITIES

Effective for calendar year 1994, the Company adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with this standard, Securities which are classified as "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss recognized as income in the current period. Securities which are classified as "available for sale" are also reported at fair market value, however, the unrealized gain or loss on these securities is listed as a separate component of shareholder's equity.

Non-marketable securities, such as investments in privately-held companies are carried at historical cost, if necessary, reduced by a valuation allowance to net realizable value. The Company actively seeks to acquire and finance, as appropriate, additional operating companies or interest therein.

SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest and taxes      1996              1995
                                          ----                ----
         Interest                       285,238            51,106
         Taxes                           33,301            24,612

Noncash transactions: The Company had noncash transactions in March 1996 when the Company issued 180,000 shares of their common stock in lieu of a cash payment of $579,000 to acquire OPI and in June 1996 when the Company's preferred stock was converted into two shares of Common Stock for each share of preferred stock outstanding.

50% STOCK DIVIDEND

On July 1, 1996, the Board of Directors of the Company declared a 50% Stock Dividend payable on July 16, 1996, to shareholders of record as of July 15, 1996. As a result thereof, the number of outstanding shares of the Common Stock has been increased from 15,303,019 to 22,954,529. The weighted average number of shares and earnings per share have been restated to give effect to the 50% stock dividend.

EARNINGS PER SHARE

The computation of earnings per common share is based on the weighted average number of outstanding common shares outstanding during the period. Primary earnings per share and fully diluted earnings per share amounts assume the conversion of the Cumulative Convertible Preferred Stock, and the exercise of the stock warrants.

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995



2. SUBSEQUENT EVENTS

Merger with The Lehigh Group

On July 8, 1996, the Company and The Lehigh Group, Inc. entered into a definitive merger agreement whereby the Company would merge into a wholly-owned subsidiary of Lehigh. Lehigh, whose common stock is listed on the New York Stock Exchange, is engaged in the distribution of electrical supplies for export and import. On October 11, 1996 the Company terminated the merger agreement. This action was taken pursuant to the provisions of the merger agreement which provided for termination if any action or proceeding is brought before a court to prohibit the transaction contemplated. A lawsuit was recently filed against Lehigh seeking to restrain or prohibit the transaction. The Company experienced no material expenses associated with this transaction or the termination of this transaction.

                            ORTHOPEDIC PRODUCTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995

                                                                                          Unaudited
                                                                                          ---------
                                    ASSETS
         Current Assets:
                  Accounts receivable (Net of allowance
                  for uncollectible accounts of $3,195)                                   $  459,645
                  Inventories                                                                593,650
                  Prepaid income taxes                                                        43,334
                  Deferred income tax benefit                                                 12,600
                                                                                          ----------

                           Total Current Assets                                           $1,109,229

         Property and Equipment (Net of accumulated
         depreciation of $154,874)                                                            26,427

         Other Assets:
                  Deposits                                                                     6,230
                  Intangible assets (Net of accumulated
                  amortization of $8,201)                                                     11,799
                                                                                          ----------
                           Total Other Assets                                                 18,029
                                                                                          ----------
                           TOTAL ASSETS                                                   $1,153,685
                                                                                          ==========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
         Current Liabilities:
                  Accounts payable and accrued expenses                                   $  238,631
                  Note payable - bank                                                        310,173
                  Current portion of long-term debt                                           42,849
                                                                                          ----------
                           Total Current Liabilities                                      $  591,653
         Other Liabilities:
                  Long-term debt                                                             225,467
                  Due to related parties                                                     149,100
                                                                                          ----------
                           Total Other Liabilities                                           374,567
                                                                                          ----------
                           Total Liabilities                                                 966,220
                                                                                          ==========
         Stockholders' Equity:
                  Common stock - $1. Par value, 7,500 shares
                  authorized, 1,170 shares issued and outstanding                              1,170
                  Additional paid-in capital                                                  90,308
                  Retained earnings                                                           95,987
                                                                                          ----------
                           Total Stockholders' Equity                                        187,465
                                                                                          ----------
                           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $1,153,685
                                                                                          ==========

                            ORTHOPEDIC PRODUCTS, INC.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1995


                                                                       Unaudited
                                                                       ---------
Sales                                                                   $738,823

Cost of Goods Sold                                                       481,214
                                                                        --------

Gross Profit                                                            $257,609

Operating Expenses:
         Selling                                                         142,090
         Administrative                                                  114,591
                                                                        --------

             Total Operating Expenses                                    256,681
                                                                        --------

Income Before Income Taxes                                                   928

Provision for Income Taxes                                                     0
                                                                        --------

Net Income                                                                   928

Retained Earnings - October 1, 1995                                       95,059
                                                                        --------

Retained Earnings - December 31, 1995                                   $ 95,987
                                                                        ========

                            ORTHOPEDIC PRODUCTS, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1995


                                                                 Unaudited
                                                                 ---------
Cash Flows from Operating Activities:
Net Income                                                       $    928
         Adjustments to reconcile to net cash
         provided by operating activities:
         Depreciation and amortization                           $  2,958
Changes in Current Assets and Liabilities:
         Increase in accounts receivable                          (28,391)
         Increase in inventory                                     (8,402)
         Decrease in prepaid insurance                              8,407
         Increase in accounts payable
         and accrued expenses                                      36,060
                                                                 --------

                  Net Adjustments                                  10,632
                                                                 --------
                  Net cash provided by operating activities        11,560

Cash Flows from Financing Activities:
         Net bank repayments                                       (1,454)
         Principal payment on long-term debt                       (3,940)
         Payment on sales tax audit settlement                     (6,166)
                                                                 --------


                  Net cash used by financing activities           (11,560)
                                                                 --------

Net Change in Cash                                                    -0-

Cash - October 1, 1994                                                -0-
                                                                 --------

Cash - December 31, 1995                                         $    -0-
                                                                 ========
Cash Paid For:
         Interest                                                $ 13,559
         Income Taxes                                                 -0-

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  INTRODUCTION

         The unaudited pro forma data presented in the unaudited pro forma combined financial statements are included in order to illustrate the effect on the Company's financial statements of the transactions described below. The pro forma information is based on the historical financial statements of the Companies.

         The unaudited pro forma combined statement of operations data for the year ended December 31, 1995 and the nine months ended September 30, 1996 present adjustments for the combinations of the Company with Orthopedic Products Inc. On March 22, 1996, the Company exchanged a total of 180,000 shares (prior to the Stock Dividend Declared of its common stock with a value of approximately $376,000 to acquire 100% of the common stock of Orthopedic Products, Inc, a Florida corporation. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed of approximately $57,000 which was allocated to goodwill.

         In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

         The unaudited pro forma combined financial statements should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto, and the Financial Statements and the Notes thereto of Orthopedic Products Inc, appearing elsewhere in this Prospectus. The pro forma combined statement of income (loss) data are not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor are they indicative of the Company's future results.

                                DHB CAPITAL GROUP INC. AND SUBSIDIARIES and ORTHOPEDIC PRODUCTS, INC.
                                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                           (IN THOUSANDS)


                                                                   DHB Capital
                                                                        and          Orthopedic                        Pro forma
                                                                   Subsidiaries       Products       Adjustments     Consolidated
                                                                   ------------      ----------      -----------     ------------
Net sales .......................................................    $ 14,494         $  3,086         $   --          $ 17,580

Cost of sales ...................................................       9,089            2,087             --            11,176
                                                                     --------         --------         --------        --------

    Gross Profit ................................................       5,405              999                0           6,404

                                                                                                            (44) (1)
Selling, general and administrative expenses ....................       5,140            1,238                4  (2)      6,338
                                                                     --------         --------         --------        --------

    Income before other income (expense) ........................         265             (239)              40              66
                                                                     --------         --------         --------        --------

Other Income (Expense)
    Interest expense, net of interest income ....................        (304)            --               --              (304)
    Dividend income .............................................           2             --               --                 2
    Payment to rescind restrictive covenant .....................        (250)            --               --              (250)
    Write-off of uncollectible loan receivable ..................        --               --               --                 0
    Realized gain on marketable securities ......................         676             --               --               676
    Unrealized gain on marketable securities ....................         347             --               --               347
                                                                     --------         --------         --------        --------
       Total Other Income (Expense) .............................         471             --               --               471
                                                                     --------         --------         --------        --------

Income (loss) before discontinued operations ....................         736             (239)              40             537

    Income from discontinued operations .........................        --               --               --                 0
                                                                     --------         --------         --------        --------

Income (loss) before income tax (benefit) .......................         736             (239)              40             537

       Income taxes (benefit) ...................................         492              (40)               0             452
                                                                     --------         --------         --------        --------

Net Income (loss) ...............................................    $    244         ($   199)        $     40        $     85
                                                                     ========         ========         ========        ========

(1) Assuming DHB acquired Orthopedic Products as of January 1, 1995, the debt would have been repaid as of January 1, 1995 and accordingly, the interest expense of $44,000 pertaining to the debt would have been eliminated. (The repayment of the debt was a stipulation in the purchase agreement)

(2) To amortize the $56,751 goodwill on OPI acquisition based over a 15 year life with an annual expense of $3,783.

                                DHB CAPITAL GROUP INC. AND SUBSIDIARIES and ORTHOPEDIC PRODUCTS, INC
                                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                           (IN THOUSANDS)


                                                                   DHB Capital     Jan 1 - March 22
                                                                       and            Orthopedic                        Pro forma
                                                                   Subsidiaries        Products       Adjustments     Consolidated
                                                                   ------------    ----------------   -----------     ------------
Net sales ....................................................       $19,875           $   643          $  --            $20,518

Cost of sales ................................................        13,449               442             --             13,891
                                                                     -------           -------          -------          -------

   Gross Profit ..............................................         6,426               201                0            6,627

                                                                                                            (10) (1)
Selling, general and administrative expenses .................         5,675                75                1  (2)       5,741
                                                                     -------           -------          -------          -------

   Income before other income (expense) ......................           751               126                9              886
                                                                     -------           -------          -------          -------

Other Income (Expense)
   Interest expense, net of interest income ..................          (248)             --               --               (248)
   Dividend income ...........................................            24              --               --                 24
   Unrealized gain on marketable securities ..................         1,470              --               --              1,470
                                                                     -------           -------          -------          -------
       Total Other Income (Expense) ..........................         1,246              --               --              1,246
                                                                     -------           -------          -------          -------

Income (loss) before discontinued operations .................         1,997               126                9            2,132

   Income from discontinued operations .......................          --                --               --                  0
                                                                     -------           -------          -------          -------

Income (loss) before income tax (benefit) ....................         1,997               126                9            2,132

       Income taxes (benefit) ................................           489                22                0              511
                                                                     -------           -------          -------          -------

Net Income (loss) ............................................       $ 1,508           $   104          $     9          $ 1,621
                                                                     =======           =======          =======          =======

(1) Upon the acquisition date DHB paid an debt of Orthopedic Products, an accordingly, the the interest expense of $10,000 pertaining to this debt would have been eliminated. ( The repayment of the debt was a stipulation in the purchase agreement)

(2) To Record the $946 amoritization of the $56,751 goodwill on the OPI acquisition for three months based on a 15 year life

                                     PART II
                     Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers.

         The certificate of incorporation of DHB Capital Group Inc., a Delaware corporation (the "Company"), Article Tenth, eliminates the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such e elimination of personal liability of the director of the Company does not apply to (a) any breach of the director's duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) actions prohibited under Section 174 of the Delaware General Corporation Law, i.e., the liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchase or redemption of stock, unlawful distribution of assets of the Company to the shareholders without the prior payment or discharge of the Company's debts or obligations, or unlawful making or guaranteeing of loans to directors), or (d) any transaction from which the director derived an improper personal benefit. Article Ninth of the certificate of incorporation provides for the Company to indemnify its corporate personnel, directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time.


Item 25. Other Expenses of Issuance and Distribution.

Item                                                                 Amount
----                                                                 ------
Securities and Exchange Commission filing fee                        $7,300
Blue Sky fees and expenses                                                0
Printing and engraving costs                                              0
Legal fees and expenses                                               2,500
Accounting fees and expenses                                              0
Transfer agent and registrar's fees                                       0
Miscellaneous                                                         1,000
                                                                      -----

         TOTAL                                                      $10,800
                                                                    =======


Item 26. Recent Sales of Unregistered Securities.

         Information responsive to Item 26 is incorporated by reference to Item 26 in the following prior filings with the Commission: Registration Statement No. 33-70678, filed 10/22/93, pages II-6 and II-7; Post-effective Amendment No. 1 of Registration Statement No. 33-70678, filed 10/17/94, page II-1; and Post-effective Amendment No. 2 of Registration Statement No. 33-70678, filed 8/3/95, page II-1.

         In the period from July 1, 1995, through the date of this Post-Effective Amendment, the Company sold an aggregate of 2,072,500 shares to 7 investors at an average price of $2.44 per share after giving effect to the 50% Stock Dividend. Each investor represented to the Company that he/she/it was an accredited investor. The sales were consummated without a broker or placement agent. The transactions are deemed to be exempt pursuant to Section 4(2) of the

Item 27. Exhibits.

         The following table lists all exhibits to the Registration Statement as amended hereby. Substantially all such exhibits are incorporated herein by reference to registration statements, reports, and amendments thereof previously filed by the Registrant, as more fully set forth below. Documents to be filed hereafter, if any, are marked with an asterisk (*).

Exhibit  Description
-------  -----------
2.1      Securities Purchase Agreement dated November 6, 1992, between the Company, E.S.C.
                  Industries, Inc., The Thunder Group, Inc. and Protective Apparel Corporation of
                  America                                                                                     Note 1

3.1      Certificate of Incorporation of DHB Capital Group Inc., a New York corporation (hereinafter,
                  "DHB-New York")                                                                             Note 1

3.2      Certificate of Amendment to the Certificate of Incorporation of DHB-New York filed November
                  5, 1992                                                                                     Note 1

3.3      Restated and amended Certificate of Incorporation of DHB New York dated February 10, 1993
                                                                                                              Note 1

3.4      By-laws of DHB-New York                                                                              Note 2

3.5      Certificate of Incorporation of DHB Capital Group Inc., a Delaware corporation (hereinafter,
                  "DHB Delaware"), filed with the Delaware Secretary of State on or about September 1,
                  1994                                                                                        Note 2

3.5(a)   Certificate of Amendment to Certificate of Incorporation of DHB Capital Group  Inc. filed
                  December 31, 1996.                                                                          Note 10

3.6      By-laws of DHB Delaware                                                                              Note 2

3.7      Plan of merger of DHB-New York into DHB-Delaware                                                     Note 2

3.8      Certificate of Ownership and Merger, Merging DHB-New York into DHB-Delaware, pursuant to
                  Section 253 of the General Corporation Law of the State of Delaware, filed in the
                  Office of the Secretary of State of Delaware on or about April 17, 1995                     Note 2

4.1      Specimen Common Stock Certificate                                                                    Note 1

4.2      Specimen Class A Preferred Stock Certificate                                                         Note 1

4.3      Form of Warrant Agreement with respect to the Redeemable Warrant together with list of
                  purchasers                                                                                  Note 1

5.1      Opinion and Consent of Council                                                                       Note 10

7.1      Opinion regarding Liquidation Preference                                                             Note 1

10.1     Employment Agreement dated November 6, 1992 between Protective Apparel Corporation of
                  America and Leonard Rosen                                                                   Note 1

10.2     Lease dated November 6, 1992, between Protective Apparel Corporation of America and
                  Leonard Rosen in Norris, Tennessee                                                          Note 1

10.3     Domestic and International Non-Competition Agreement dated March 12, 1990 between the
                  Company and American Body Armor & Equipment, Inc. (the "American Body Armor
                  Non-competition Agreement")                                                                 Note 1

Exhibit  Description
-------  -----------
10.4     GSA Contracts dated January 21, 1991 and March 19, 1992                                              Note 1

10.5     Indemnification Agreements between certain officers of E.S.C. Industries, Inc., Protective
                  Apparel Corporation of America and the Company regarding Certain Liabilities in
                  Connection with the Acquisition of Protective Apparel Corporation of America                Note 1

10.6     Warrant to purchase 2,000,000 shares of common stock of The Thunder Group, Inc.                      Note 1

10.7     Registration Rights Agreement between the Company and the Thunder Group, Inc.                        Note 1

10.8     Loan Agreement dated November 6, 1992, between the Company and E.S.C. Industries,
         Inc.                                                                                                 Note 1

10.9     Security Agreement dated November 6, 1992 of TL Fasteners Corp.                                      Note 1

10.10    Promissory Note between the Company and David Brooks dated November 6, 1992                          Note 1

10.11    Loan and Security between the Company and Protective Apparel Corporation of American
                  dated December 7, 1992                                                                      Note 1

10.12    Chase Manhattan Bank, N.A. ("Chase") Loan dated November 24, 1992                                    Note 1

10.13    Form of Registration Rights Agreement between the Company and participants in the
                  Company's private placement                                                                 Note 1

10.14    Form of Unit Purchase Option                                                                         Note 1

10.15    Agreement between the Company, Jeffrey Brooks Securities, Inc., Jeffrey Brooks, Paul Kazak
                  and Jason Chang dated September 13, 1993                                                    Note 3

10.16    Agreement between the Company, Jeffrey Brooks Securities, Inc., Jeffrey Brooks, Paul Kazak
                  and Jason Chang dated September 17, 1993                                                    Note 3

10.17    Promissory note, general security agreement and related loan documents dated September
                  15, 1993 between the Company, PACA and Chase                                                Note 4

10.18    Subscription agreement dated March 17, 1994 (the "ID Subscription Agreement"), between the Company and Intelligent Data Corporation, a Nevada corporation ("ID"), regarding the purchase by the Company of shares of the common stock and preferred stock of
                  ED                                                                                          Note 5

10.19    Amendment dated March 30, 1994, of the ID Subscription Agreement                                     Note 5

10.20    Shareholders' agreement dated March 17, 1994, among the Company, ID, and shareholders
                  of ID                                                                                       Note 5
10.21    Employment agreement dated March 17, 1994, between ID and Sam Balabon, including
                  written termination thereof                                                                 Note 5

10.22    Bill of sale dated December 20, 1994, made by N.D.L. Products, Inc., a Delaware corporation, and its subsidiaries, N.D.L. International, Inc., Dr. Bonesavers, Inc., Grid, Inc., Hitman,
                  Inc., and Flex-Aid, Inc., each being a Florida corporation, to DHB Acquisition, Inc.,
                  covering the NDL Assets                                                                     Note 6

Exhibit  Description
-------  -----------
10.23    Order Determining Successful Bidder, etc., dated December 20, 1994, In Re N.D.L. Products,
                  Debtor, of the United States Bankruptcy Court, Southern District of Florida, Case No.
                  9421458-BKC-RBR, Chapter 11 (Lead Case), jointly administered with Case Nos. 94-
                  21459 through 94-21463                                                                      Note 6

10.24    Term loan to the Registrant in the amount of $1,150,000 due September 19, 1995, from The
                  Chase Manhattan Bank, N.A., of New York, New York (the "Secured Lender"), bearing
                  interest at 7.2% per year                                                                   Note 7

10.25    Collateral Agreement [Third Party] dated October 18, 1994, made by Mr. David H. Brooks in
                  favor of the Secured Lender                                                                 Note 7

10.26    Agreement dated August 4, 1995, terminating the American Body Armor Non-Competition
                  Agreement                                                                                   Note 9

10.27    Bill of sale dated August 3, 1995, made by the Trustee in Bankruptcy of Point Blank Body
                  Armor, L.P.                                                                                 Note 8

10.28    Order Authorizing Sale at Auction dated July 25, 1995,  In Re Point Blank Body Armor, L.P.,
                  Debtor, of the United States Bankruptcy Court, Eastern District of New York, Case
                  Nos. 895-83336-2D and 895-83335-2D                                                          Note 8

10.29    1995 Stock Option Plan                                                                               Note 9

10.30    Stock Purchase Agreement with respect to the outstanding capital stock of Orthopedic
                  Products, Inc., dated as of March 22, 1996                                                  Note 11

10.31    Definitive Merger Agreement with the Lehigh Group Inc. and agreement and plan of reorganization

24.1     Consent of Council (contained in their opinion, Exhibit 5.1)                                         Note 10

24.2     Consent of Capraro, Centofranchi, Kramer & Co., P.C., independent auditors, (included in
                  Part II of Post-Effective Amendment No. 3)                                                 Page  II-7

24.3     Consent of Jay Howard Linn, C.P.A., independent auditor, (included in
                  Part II of Post-Effective Amendment No. 3)                                                 Page II-8


Notes to Exhibits Table:

1. Incorporated by reference to the Company's Registration Statement on Form SB-2, No. 33- 59764, which became effective on May 14, 1993.

2. Incorporated by reference to the Company's Definitive Proxy Material filed with the Commission in connection with the Special Meeting in Lieu of Annual Meeting of Shareholders of the Company held on February 15, 1995.

3. Incorporated by reference to the Company's Registration Statement on Form SB-2, No. 33- 70678, which became effective on December 29, 1993.

4. Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1993.

5.       Incorporated  by reference  to  Post-Effective  Amendment  No. 1 of the
         Company's two Registration Statements on Form SB-2, Nos. 33-59764 and 33-70678, which became effective on October 17, 1994.

6. Incorporated by reference to the Current Report on Form 8-K dated December 20, 1994.

7. Incorporated by reference to Amendment No. 1 dated March 2, 1995, of the Current Report on Form 8-K dated December 20, 1994.

8. Incorporated by reference to the Current Report on Form 8-K dated August 3, 1995.

9. Incorporated by reference to Registration Statement on Form S-8 filed on or about October 1, 1995.

10.      Filed with Post-Effective Amendment No. 3 of the Registration Statement

11. Incorporated by reference to the Current Report on Form 8-K dated March 22, 1996, including the amendments thereof.


Item. 28 Undertakings.

         The Company hereby undertakes as follows:

         1. The Company shall file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (a) include any prospectus required by section 10(a)(3) of the Securities Act;

                  (b) reflect in the prospectus any facts or events which individually or together, represent fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

                  (c) include any additional or changed material information on the plan of distribution.

         2. The Company shall, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         3. The Company shall file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         4. (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  (b) If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Post-Effective Amendment No. 3 of its registration statement(No. 33-59764) to be signed on its behalf by the undersigned, thereunto duly authorized, in Old Westbury, New York, on January 27,1997.

Dated:  January 27, 1997                                DHB CAPITAL GROUP INC.



                                                    /S/ David Brooks
                                                        -----------------
                                                        David Brooks
                                                        Chairman of the Board
                                                        and CEO

                                                    /S/ Mary Kreidell
                                                        -----------------
                                                        Treasurer, Chief
                                                        Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment of the registration statement has been signed by the following persons in capacities and at the dates indicated:

Signature                    Capacity                     Date
---------                    --------                     ----

/S/ DAVID BROOKS             Chairman of the Board,       January 27, 1997
----------------             CEO and Director
    David Brooks


/S/ MARY KREIDELL            Treasurer, Chief Financial   January 27, 1997
-----------------            Officer and Director
    Mary Kreidell


/S/ ROBERT TREVISANI         Director                     January 27, 1997
--------------------
    Robert Trevisani


/S/ GARY NADLEMAN            Director                     January 27, 1997
-----------------
    Gary Nadleman